Exhibit 10.3
THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of August 1, 2025, among

CHENIERE ENERGY, INC.,
as Borrower,

VARIOUS LENDERS AND ISSUING BANKS,

MUFG Bank, Ltd.,
as Coordinating Lead Arranger,

SOCIÉTÉ GÉNÉRALE,
BANK OF AMERICA, N.A.,
THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
CITIBANK, N.A.,
GOLDMAN SACHS BANK USA,
ING CAPITAL LLC,
JPMORGAN CHASE BANK, N.A.,
MIZUHO BANK, LTD.,
MORGAN STANLEY SENIOR FUNDING, INC.,
ROYAL BANK OF CANADA,
HSBC BANK USA, NATIONAL ASSOCIATION,
BANCO SANTANDER, S.A., NEW YORK BRANCH,
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
TRUIST SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC,
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
INTESA SANPAOLO S.P.A., NEW YORK BRANCH,
SUMITOMO MITSUI BANKING CORPORATION,
NATIXIS, NEW YORK BRANCH,
STANDARD CHARTERED BANK,
BANK OF CHINA, NEW YORK BRANCH and
DBS BANK, LTD.,
as Joint Lead Arrangers,
SUMITOMO MITSUI BANKING CORPORATION,
as Sustainability Advisor

and

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent

______________________________________________________

Revolving Credit Facility
_______________________________________________________

SECTION 3.	CONDITIONS PRECEDENT	85
3.1	Closing Date.	85
3.2	Conditions to Each Credit Extension.	86
3.3	Notices.	87

SECTION 4.	REPRESENTATIONS AND WARRANTIES	88
4.1	Organization; Requisite Power and Authority; Qualification.	88
4.2	Equity Interests and Ownership.	88
4.3	Due Authorization.	88
4.4	No Conflict.	88
4.5	Government Approvals.	88
4.6	Binding Obligation.	89
4.7	Financial Statements.	89
4.8	No Material Adverse Effect.	89
4.9	Adverse Proceedings.	89
4.10	Payment of Taxes.	89
4.11	Properties.	89
4.12	[Reserved].	90
4.13	Environmental Matters.	90
4.14	[Reserved].	90
4.15	Investment Company Act of 1940.	90
4.16	Federal Reserve Regulations; Exchange Act.	90
4.17	Employee Matters.	90
4.18	Employee Benefit Plans.	91
4.19	[Reserved].	91
4.20	Solvency.	91
4.21	Compliance with Statutes, Etc.	91
4.22	Disclosure.	92
4.23	Sanctions; Anti-Corruption Laws; PATRIOT Act.	92
4.24	Ranking.	93
4.25	Affected Financial Institutions.	93

SECTION 5.	AFFIRMATIVE COVENANTS	94
5.1	Financial Statements and Other Reports.	94
5.2	Existence.	96
5.3	Payment of Taxes.	96
5.4	Maintenance of Properties.	96
5.5	Insurance.	96
5.6	Books and Records; Inspections.	97
5.7	Compliance with Laws.	97
5.8	[Reserved].	97
5.9	[Reserved].	97
5.10	[Reserved].	97
5.11	Further Assurances.	97
5.12	Use of Proceeds.	97

SECTION 6.	NEGATIVE COVENANTS	98
6.1	[Reserved].	98
6.2	Liens.	98
6.3	[Reserved].	98
6.4	[Reserved].	98
6.5	[Reserved].	98
6.6	Fundamental Changes.	98
6.7	[Reserved].	99
6.8	[Reserved].	99
6.9	Speculative Transactions.	99
6.10	Restricted Payments.	99

SECTION 7.	EVENTS OF DEFAULT	99
7.1	Events of Default.	99
7.2	Application of Funds	102

SECTION 8.	AGENTS	103
8.1	Appointment of Agent.	103
8.2	Powers and Duties.	103
8.3	General Immunity.	103
8.4	Agents Entitled to Act as Lender.	105
8.5	Lenders’ Representations, Warranties and Acknowledgment.	105
8.6	Right to Indemnity.	105
8.7	Successor Administrative Agent.	106
8.8	[Reserved].	107
8.9	Withholding Taxes.	107
8.10	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.	107
8.11	[Reserved].	108
8.12	Erroneous Payments.	108
8.13	Certain ERISA Matters	111

SECTION 9.	MISCELLANEOUS.	113
9.1	Notices.	113
9.2	Expenses.	114
9.3	Indemnity.	115
9.4	Set Off.	117
9.5	Amendments and Waivers.	118
9.6	Successors and Assigns; Participations.	121
9.7	Independence of Covenants.	125
9.8	Survival of Representations, Warranties and Agreements.	125
9.9	No Waiver; Remedies Cumulative.	126
9.10	Marshalling; Payments Set Aside.	126
9.11	Severability.	126
9.12	Obligations Several; Independent Nature of Lenders’ Rights.	127

9.13	Headings.	127
9.14	APPLICABLE LAW.	127
9.15	CONSENT TO JURISDICTION.	127
9.16	WAIVER OF JURY TRIAL.	128
9.17	Confidentiality.	129
9.18	Usury Savings Clause.	130
9.19	Effectiveness; Counterparts.	130
9.20	Entire Agreement.	131
9.21	PATRIOT Act.	131
9.22	[Reserved].	131
9.23	No Fiduciary Duty.	131
9.24	[Reserved].	133
9.25	Electronic Execution of Documents.	133
9.26	Amendment and Restatement.	133

APPENDICES:	A	Commitments
	B	Notice Addresses
	C	Fronting Limits

SCHEDULE:	1.10	Methane Emissions Management Standards
	4.2	Equity Interests

EXHIBITS:	A	Assignment Agreement
	B	Closing Date Certificate
	C	Compliance Certificate
	D-1	Conversion/Continuation Notice
	D-2	Funding Notice
	D-3	Issuance Notice
	D-4	Swingline Loan Notice
	E	Methane Emissions Management Certificate
	F	Note

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of August 1, 2025, is entered into by and among CHENIERE ENERGY, INC., a corporation formed under the laws of the State of Delaware (“Borrower”), the Lenders and Issuing Banks party hereto from time to time, MUFG BANK, LTD., as coordinating lead arranger (the “Coordinating Lead Arranger”), SUMITOMO MITSUI BANKING CORPORATION, as Sustainability Advisor (“Sustainability Advisor”), and SOCIÉTÉ GÉNÉRALE, as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), with SOCIÉTÉ GÉNÉRALE, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, CITIBANK, N.A., GOLDMAN SACHS BANK USA, ING CAPITAL LLC, JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD., MORGAN STANLEY SENIOR FUNDING, INC., ROYAL BANK OF CANADA, HSBC BANK USA, NATIONAL ASSOCIATION, BANCO SANTANDER, S.A., NEW YORK BRANCH, BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, TRUIST SECURITIES, INC., WELLS FARGO SECURITIES, LLC, CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, INTESA SANPAOLO S.P.A., NEW YORK BRANCH, SUMITOMO MITSUI BANKING CORPORATION, NATIXIS, NEW YORK BRANCH, STANDARD CHARTERED BANK, BANK OF CHINA, NEW YORK BRANCH and DBS BANK, LTD., as Joint Lead Arrangers (collectively in such capacity and together with the Coordinating Lead Arranger, the “Arrangers”).
RECITALS:
WHEREAS, capitalized terms used and not defined in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 (Definitions) hereof;
WHEREAS, Borrower, the lenders and issuing banks party thereto (the “Existing Lenders”), the Sustainability Advisor and Administrative Agent are party to a Second Amended and Restated Revolving Credit Agreement, dated as of October 28, 2021 (as amended, modified or supplemented prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Existing Lenders and each of the other parties hereto wish to and agree to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein, and to continue to make loans and other extensions of credit to Borrower on the terms and conditions set forth herein;
WHEREAS, in connection with the amendment and restatement of the Existing Credit Agreement, the Lenders have agreed to extend to Borrower a credit facility consisting of $1,250,000,000 aggregate principal amount of revolving Commitments;
WHEREAS, the proceeds of the Commitments will be used, subject to Section 2.5 (Use of Proceeds), for general corporate purposes of Borrower (including with respect to the issuance of Letters of Credit); and
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement and the other

Financing Documents or evidence payment of all such obligations and liabilities, and that this Agreement amends and restates the Existing Credit Agreement in its entirety.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree that, effective on the Closing Date, the Existing Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:
SECTION 1.DEFINITIONS AND INTERPRETATION
1.1Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“Active OGMP Membership” means that Borrower is a member in good standing with OGMP, is publicly listed by the UNEP as such, and has not given a written notice of withdrawal or received written notice from the OGMP Secretariat or personnel of suspension or termination.
“Additional Commitment Lender” means (a) a Lender or (b) any other financial institution (subject to the prior written consent of Administrative Agent to the extent Administrative Agent’s consent would be required for an assignment of a Commitment to such financial institution pursuant to Section 9.6 (Successors and Assigns; Participations), such consent not to be unreasonably withheld, conditioned or delayed) that agrees to provide a Commitment or (in the case of a Lender) agrees to increase the amount of its Commitment pursuant to Section 2.21 (Increased Commitments).

“Administrative Agent” as defined in the preamble hereto.
“Adverse Proceeding” means any action, suit, claim (including any Environmental Claims), proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the Knowledge of Borrower, threatened in writing against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” as defined in Section 2.15(b) (Illegality or Impracticability of Term SOFR Loans).
“Affected Loans” as defined in Section 2.15(b) (Illegality or Impracticability of Term SOFR Loans).
“Affiliate” means, with respect to any Person, another Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person. Notwithstanding the foregoing, (a) the definition of “Affiliate” shall not encompass any individual solely by reason of his or her being a director, officer, manager or employee of any Person and (b) no Agent or Lender shall be deemed to be an Affiliate of Borrower or any Subsidiary thereof solely as a result of its capacity as such.

“Agent Affiliates” as defined in Section 9.1(b)(iii) (Electronic Communications).
“Agent(s)” means each of (a) Administrative Agent, (b) Sustainability Advisor and (c) any other Person appointed under the Financing Documents to serve in an agent or similar capacity.

“Aggregate Amounts Due” as defined in Section 2.14 (Ratable Sharing).
“Aggregate Availability” means, as of any date of determination, the positive difference (if any) between (i) the aggregate amount of Commitments as of such date and (ii) the Total Utilization of Commitments as of such date.
“Agreement” means this Third Amended and Restated Revolving Credit Agreement, dated as of August 1, 2025.

“Anti-Corruption Laws” as defined in Section 4.23 (Sanctions; Anti-Corruption Laws; PATRIOT Act).
“Anti-Terrorism and Money Laundering Laws” means any of the following: (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the US Code of Federal Regulations), (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the USA PATRIOT Act of 2001 (Pub. L. No. 107-56), (f) the U.S. Money Laundering Control Act of 1986, (g) the Bank Secrecy Act, 31 U.S.C. § 5301 et seq., (h) Laundering of Monetary Instruments, 18 U.S.C. § 1956, (i) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. § 1957, (j) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), (k) any other similar federal Government Rule having the force of law and relating to money laundering, terrorist acts or acts of war, and (l) any regulations promulgated under any of the foregoing.

“Applicable Margin” means, for any day, (i) prior to the Closing Date, the “Applicable Margin” as defined in the Existing Credit Agreement, and (ii) from and after the Closing Date, the applicable rate per annum set forth below based upon the ratings assigned by the Ratings Agencies on such date to the Loans; provided that, the Applicable Margin shall be increased or decreased in accordance with Section 1.10 (Methane Emissions Management Pricing Adjustments), as applicable:

	Ratings (S&P / Moody’s / Fitch)	Applicable Margin (Term SOFR Loans)	Applicable Margin (Base Rate Loans)
Category 1	≥ BBB+ / Baa1 / BBB+	1.125%	0.125%
Category 2	BBB / Baa2 / BBB	1.250%	0.250%
Category 3	BBB- / Baa3 / BBB-	1.500%	0.500%
Category 4	BB+ / Ba1 / BB+	1.750%	0.750%
Category 5	BB / Ba2 / BB or lower	2.000%	1.000%

For purposes of the foregoing: (a) if only one Ratings Agency has assigned a rating to the Loans, the applicable Category shall be the Category that corresponds to that rating; (b) if more than one Ratings Agency has assigned a rating to the Loans, the applicable Category shall be the Category that corresponds to the highest assigned rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be the one level below the higher of such levels; (c) if none of S&P, Moody’s or Fitch has assigned a rating, but another Ratings Agency has assigned a rating, the applicable Category shall be determined with reference to the equivalent rating provided by such other Ratings Agency; (d) if no Ratings Agency has assigned a rating to the Loans, the applicable Category shall be the Category that corresponds to the corporate family rating of Borrower and its Subsidiaries assigned by one or more Ratings Agencies, if available; (e) if no Ratings Agency has assigned a rating to the Loans or assigned a corporate family rating to Borrower and its Subsidiaries, the applicable Category shall be Category 5; and (f) if the ratings assigned by any Ratings Agency to the Loans (or, if applicable at such time, the corporate family rating) shall be changed (other than as a result of a change in the rating system of such Ratings Agency), such change shall be effective as of the date on which it is first announced by the applicable Ratings Agency, irrespective of when notice of such change shall have been furnished by Borrower to Administrative Agent and the Lenders. Each change in the applicable Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Ratings Agency shall change, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the applicable Category shall be determined by reference to the rating of such Ratings Agency most recently in effect prior to such change.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that Borrower provides to Administrative Agent pursuant to any Financing Document or the transactions contemplated therein which is distributed to Agents, Lenders or Issuing Banks by means of electronic communications pursuant to Section 9.1(b) (Electronic Communications).
“Arrangers” as defined in the preamble hereto.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit A, with such amendments or modifications as may be approved by Administrative Agent.
“Assignment Effective Date” as defined in Section 9.6(b) (Register).
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, senior vice president, vice president (or the equivalent thereof), chief financial officer, chief accounting officer, treasurer, assistant treasurer, secretary, assistant secretary or other named officer of such Person (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership); provided that, the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.
“Auto-Extension Letter of Credit” as defined in Section 2.2(c)(iii) (Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit).
“Auto-Reinstatement Letter of Credit” as defined in Section 2.2(c)(iv) (Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit).
“Availability Period” means the period from the Closing Date to but excluding the Commitment Termination Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period or payment period for any term rate or otherwise, or for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date (but not including any tenor for such Benchmark that is not then included in the definition of “Interest Period” pursuant to Section 2.24).

“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (iii) the sum of (x) the Term SOFR that would be payable on such day for a Term SOFR Loan with a one (1) month interest period plus (y) 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR shall be effective on and including the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.24 (Benchmark Replacement Setting), then the Base Rate shall be the greater of (i) and (ii) above and shall be determined without regard to clause (iii) above.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred pursuant to Section 2.24 (Benchmark Replacement Setting), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, for any Available Tenor, the sum of: (i) the alternate benchmark rate that has been selected by Administrative Agent and Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time in the United States.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent reasonably decides, with the consent of Borrower (such consent not to be unreasonably withheld, conditioned or delayed), may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides, with the consent of Borrower (such consent not to be unreasonably withheld, conditioned or delayed), is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, a date and time determined by Administrative Agent and Borrower, which date shall be no later than the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.24 (Benchmark Replacement Setting), and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.24 (Benchmark Replacement Setting).

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Borrower” as defined in the preamble hereto.
“Business Day” means,
(a)    except to the extent provided in clause (b) below, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, and
(b)    in relation to Term SOFR Loans and any interest rate setting, funding, disbursement, settlement or payment of any Term SOFR Loan, any day that is a U.S. Government Securities Business Day.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.
“Cash Collateralize” means to pledge and deposit (as a first-priority perfected security interest) with or deliver to Administrative Agent, for the benefit of Administrative Agent, the applicable Issuing Bank and the Lenders (or to Swingline Lender, in the event there shall exist a Defaulting Lender and such Defaulting Lender’s Pro Rata Share of the aggregate principal amount of all Swingline Loans outstanding at such time has not been reallocated), as collateral for L/C Obligations, Cash or, if the applicable Issuing Bank (or Swingline Lender) benefitting from such collateral shall agree in its sole discretion, other credit support. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within three (3) months after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within three (3) months after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (d) certificates of deposit, Dollar-denominated time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; and (e) any money market mutual fund and floating net asset value money market fund that (i) complies with the criteria set forth in Securities and Exchange Commission Rule 2a-7 (or any successor rule) under the Investment Company Act of 1940; (ii) is rated either BBB+ by S&P and Baa1 by Moody’s or at least 95% of the assets of which constitute Cash Equivalents described in clauses (a) through (d) of this definition and/or Dollars; and (iii) has net assets of not less than $500,000,000.

“Change in Law” means (A) the issuance or enactment of any treaty, Government Rule or guideline, or any change therein or in the interpretation, administration or application thereof (regardless of whether the underlying treaty, Government Rule or guideline was issued or enacted prior to the date hereof), including the introduction of any new treaty, Government Rule or guideline but excluding solely proposals thereof, or any determination of a Governmental Authority, in each case that becomes effective after the date hereof, or (B) the issuance or making of any guideline, request or directive by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the date hereof; provided that, for all purposes of the Financing Documents, all requests, rules, guidelines or directives issued or promulgated by (i) any United States or foreign regulatory authority under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer

Protection Act and (ii) the Bank for International Settlements, the United States regulatory authorities or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date adopted, issued, promulgated or implemented.
“Change of Control” means, the occurrence of any of the following:
(a)    any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than Borrower or its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Borrower’s Common Equity representing more than 50% of the voting power of Borrower’s Common Equity; or
(b)    consummation of (i) any recapitalization, reclassification or change of Borrower’s Common Equity (other than changes resulting from a subdivision or combination) pursuant to which Borrower’s Common Equity would be converted into, or exchanged for, or represent solely the right to receive, shares, stock or other securities of a Person other than Borrower, or other property or assets (including Cash or any combination thereof) or (ii) any share exchange, consolidation, merger or similar event involving Borrower pursuant to which Borrower’s Common Equity will be converted into, or exchanged for, or represent solely the right to receive, shares, stock or other securities of a Person other than Borrower, or other property or assets (including Cash or any combination thereof) (any such share exchange, consolidation, merger, similar event, transaction or series of transactions being referred to in this clause (b) as an “event”); provided that, any such event described in clause (i) or (ii) above (A) where the Persons that “beneficially owned,” directly or indirectly, the voting shares of Borrower immediately prior to such event “beneficially own,” directly or indirectly, more than 50% of the total voting power of all outstanding classes of voting shares or stock of the continuing or surviving Person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction, or (B) effected solely to change Borrower’s jurisdiction of incorporation or to form a holding company for Borrower and that results in a share exchange or reclassification or similar exchange of the outstanding Common Equity solely into shares of common stock or other Common Equity interests of the surviving entity (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights) will not constitute a Change of Control.
Notwithstanding the foregoing, a transaction or series of transactions described in clause (a) or clause (b) above (whether or not giving effect to the proviso in clause (b)) shall not constitute a Change of Control if at least 80% of the consideration received or to be received by holders of Borrower’s Common Equity (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in connection with such transaction or transactions consists of common shares that are traded on NYSE MKT, The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction. For the avoidance of doubt, a transaction or a series of transactions that is not considered a “Change of Control” pursuant to this paragraph shall not be a “Change of Control” solely because such event could also be described by clause (a) or clause (b) above.

“Closing Date” means the date on which all the conditions set forth in Section 3.1 (Closing Date) have been satisfied (or waived in accordance with the terms of this Agreement).
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit B.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited, as administrator of the forward-looking term Secured Overnight Financing Rate (or any successor administrator thereof).
“Commitment” means the commitment of each Lender or Issuing Bank (in such capacity and its capacity as Lender) to make or otherwise fund Loans, issue Letters of Credit or acquire participations in Letters of Credit and Swingline Loans, as applicable, hereunder, and “Commitments” means such commitments of all Lenders and Issuing Banks in the aggregate. The Dollar amount of each Lender’s and Issuing Bank’s Commitment is set forth in Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments as of the Closing Date is $1,250,000,000.

“Commitment Fee Rate” means, for any day, the applicable rate per annum set forth below based upon the ratings assigned by the Ratings Agencies on such date to the Loans; provided that, the Commitment Fee Rate shall be increased or decreased in accordance with Section 1.10 (Methane Emissions Management Pricing Adjustments), as applicable:

	Ratings (S&P / Moody’s / Fitch)	Commitment Fee Rate
Category 1	≥ BBB+ / Baa1 / BBB+	0.100%
Category 2	BBB / Baa2 / BBB	0.150%
Category 3	BBB- / Baa3 / BBB-	0.200%
Category 4	BB+ / Ba1 / BB+	0.250%
Category 5	BB / Ba2 / BB or lower	0.300%

For purposes of the foregoing: (a) if only one Ratings Agency has assigned a rating to the Loans, the applicable Category shall be the Category that corresponds to that rating; (b) if more than one Ratings Agency has assigned a rating to the Loans, the applicable Category shall be the Category that corresponds to the highest assigned rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be the one level below the higher of such levels; (c) if none of S&P, Moody’s or Fitch has assigned a rating, but another Ratings Agency has assigned a rating, the applicable Category shall be determined with reference to the equivalent rating provided by such other Ratings Agency; (d) if no Ratings Agency has assigned a rating to the Loans, the applicable Category shall be the Category that corresponds to the corporate family rating of Borrower and its Subsidiaries assigned by one or more Ratings Agencies, if available; (e) if no Ratings Agency has assigned a rating to the Loans or assigned a corporate family rating to Borrower and its Subsidiaries, the applicable Category shall be Category 5; and (f) if the ratings assigned by any Ratings Agency to the Loans (or, if applicable at such time, the corporate family rating) shall be changed (other than as a result of a change in the rating system of such Ratings Agency), such change shall be effective as of the date on which it is first announced by the applicable Ratings Agency, irrespective of when notice of such change shall have been furnished by Borrower to Administrative Agent and the Lenders. Each change in the applicable Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Ratings Agency shall change, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the applicable Category shall be determined by reference to the rating of such Ratings Agency most recently in effect prior to such change.

“Commitment Fees” as defined in Section 2.10(a) (Fees).
“Commitment Increase” as defined in Section 2.21 (Increased Commitments).
“Commitment Termination Date”means the earliest to occur of (i) the Final Maturity Date; (ii) the date the Commitments are permanently reduced to zero pursuant to Section 2.11(b)
(Voluntary Commitment Reductions) and (iii) the date of the termination of the Commitments pursuant to Section 7.1 (Events of Default).

“Common Equity” of any Person means the Equity Interests of such Person that are generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
“Consolidated Net Tangible Assets” means, at any date, (a) total assets of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP (excluding any derivative assets, but including any assets consisting of equity securities or equity interests in any other entity) minus (b) the sum of (i) current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve (12) months after the time as of which the amount thereof is being computed, (B) current maturities of long-term Indebtedness and (C) any current derivative liabilities) of Borrower and its Subsidiaries and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets of Borrower and its Subsidiaries, in each case as prepared in accordance with GAAP and set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of Borrower and its Subsidiaries for Borrower’s most recently completed fiscal quarter for which financial statements are available.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise).
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit D‑1.

“Corresponding Amount” as defined in Section 2.4(b) (Availability of Funds).
“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Party” as defined in Section 2.27(a) (Acknowledgment Regarding Any Supported QFCs).
“Credit Date” means the date of a Credit Extension.
“Credit Extension” means the making of a Loan, the extending of Commitments pursuant to Section 2.25, or the issuing, amending or extending of a Letter of Credit.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any other applicable jurisdictions from time to time in effect.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.19(b) (Defaulting Lender Cure), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, applicable Issuing Bank or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent or the applicable Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent, Borrower or the applicable Issuing Bank, to confirm in writing to Administrative Agent, or such Issuing Bank, and Borrower that it will comply with its prospective funding obligations hereunder (provided that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent, the applicable Issuing Bank and Borrower), (d) Administrative Agent has received notification that such Lender has, or has a direct or indirect parent company that is (x) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (y) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (e) has become the subject of a Bail-in Action; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Derivative Counterparties” as defined in Section 9.23 (No Fiduciary Duty).
“Derivatives” as defined in Section 9.23 (No Fiduciary Duty).
“Discharge of Obligations” means:

(a) payment in full in cash of (i) the outstanding principal amount of Loans under this Agreement, (ii) Unreimbursed Amounts and (iii) interest accrued and owing at or prior to the time such amounts are paid (including interest and fees accruing (or which would, absent the commencement of any case or proceeding under any Debtor Relief Laws of Borrower, accrue) on or after the commencement of any case or proceeding under any Debtor Relief Laws of Borrower, whether or not such interest would be allowed in such case or proceeding), on all Indebtedness outstanding under this Agreement and the other Financing Documents;

(b) the termination or expiration of all Commitments, if any, to extend credit (including the issuance of any Letter of Credit) that would constitute Obligations;

(c) cancellation, termination or Cash Collateralization (including pursuant to a letter of credit issued by a financial institution for the benefit of each Issuing Bank satisfactory to such

Issuing Bank in its sole discretion) at 103% of the aggregate maximum amount available to be drawn (in a manner reasonably satisfactory to Administrative Agent, and the applicable Issuing Bank and to the extent not already funded in such amount) under all Letters of Credit issued and outstanding under the Financing Documents (except to the extent consented to by the applicable Issuing Bank thereof pursuant to arrangements reasonably acceptable to such Issuing Bank in its sole discretion); and

(d) payment in full in cash of all other Obligations that are then due and payable or otherwise accrued and owing at or prior to the time such amounts are paid, including all obligations outstanding under this Agreement which constitute Obligations (in each case, other than indemnification and other contingent obligations with respect to which no claim is outstanding).

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests or cash in lieu of fractional shares of such Equity Interest), in whole or in part or (iii) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (i) through (iii), prior to the date that is ninety-one (91) days after the Final Maturity Date at the time such Equity Interests are issued, except, (x) in the case of clauses (i) and (ii), if as a result of a change of control, asset sale or similar event, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior Discharge of Obligations and (y) if Equity Interests are issued pursuant to any plan for the benefit of employees of Borrower or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests because they may be required to be repurchased by Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of an employee’s termination, death or disability.

“Dollars” and the sign “$” mean the lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person other than a natural Person that is (a) a Lender, an Issuing Bank, an Arranger, an Affiliate of any Lender or Arranger or Issuing Bank or a Related Fund (any two (2) or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (b) a commercial bank, financial institution, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided that, no Defaulting Lender, Borrower or Affiliate of Borrower shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is, or was within the six (6)-year period immediately preceding the Closing Date, sponsored, maintained or contributed to by, or required to be contributed to by, Borrower or any of its Subsidiaries.

“Environmental Claim” means any written notice of noncompliance or violation, investigation, claim, administrative, regulatory, or judicial action, suit, judgment, written demand with respect to or arising in connection with Borrower or any Subsidiary of Borrower, by any other Person alleging or asserting liability under any Environmental Law, including for investigatory costs, costs of response, removal, remediation or cleanup, governmental response costs, attorneys’ fees, damages to the environment, natural resources, fines, or penalties arising out of, based on or resulting from (a) the presence, use, or Release into the environment of any Hazardous Substances or (b) any fact, circumstance, condition, or occurrence forming the basis of any violation, or alleged violation, of or liability under any Environmental Laws or Government Approvals issued pursuant to Environmental Law.
“Environmental Laws” means any applicable laws, statutes, regulations, rules, ordinances, orders, decrees, rulings, judgments, writs, decisions, injunctions, or binding directives of a Governmental Authority having jurisdiction over or imposing legal requirements on Borrower or any Subsidiary of Borrower concerning human health or safety as related to any Hazardous Substance, natural resources, plant and animal species or the use or Release into the environment of any Hazardous Substances, including the Clean Air Act (42 U.S.C. §7401 et seq.), the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (42 U.S.C.§9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §300f et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), Section 10 of the Rivers and Harbors Act of 1899 (33 U.S.C. § 403), the Endangered Species Act (16 U.S.C. §1531 et seq.), the Bald and Golden Eagle Protection Act (16 U.S.C. §668 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §703 et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the National Historic Preservation Act (16 U.S.C. § 468-468d), the Emergency Planning and Community Right to Know Act (42 U.S.C. § 11001 et seq.), the Pollution Prevention Act (42 U.S.C. § 13101 et seq.), the

Oil Pollution Act (42 U.S.C. § 11001 et seq.), the Louisiana Solid Waste Management and Resource Recovery Law (La. R.S. 30:2151 et seq.), the Louisiana Hazardous Waste Control Law (La. R.S. 30:2171 et seq.), the Louisiana Inactive and Abandoned Hazardous Waste Site Law (La. R.S. 30:2221 et seq.), the Louisiana Hazardous Substance Remedial Act (La. R.S. 30:2271 et seq.), and the regulations promulgated pursuant to any of the foregoing and similar federal, state and local statutes, all as may be amended from time to time.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing (but excluding any debt security that is convertible into, or exchangeable for, any of the foregoing).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for the purposes of provisions relating to Section 412 of the Internal Revenue Code or Section 302 of ERISA) of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Sections 412 and 430 of the Internal Revenue Code and Sections 302 and 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code and Section 302(c) of ERISA) or the failure to make by its due date a required installment payment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by Borrower or any of its ERISA Affiliates from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Borrower or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization, or is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;

(h) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, against Borrower or any of its ERISA Affiliates in connection with any Employee Benefit Plan; (i) receipt from the IRS of notice of the failure of any Pension Plan of Borrower (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (j) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA.

“Erroneous Payment” as defined in Section 8.12(a).
“Erroneous Payment Deficiency Assignment” as defined in Section 8.12(d)(i).
“Erroneous Payment Impacted Class” as defined in Section 8.12(d)(i).
“Erroneous Payment Return Deficiency” as defined in Section 8.12(d)(i).
“Erroneous Payment Subrogation Rights” as defined in Section 8.12(e).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means each of the conditions or events set forth in Section 7.1 (Events of Default).
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 2.20 (Removal or Replacement of a Lender)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17 (Taxes; Withholding, Etc.), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(c) (Status of Lenders) and (d) any Taxes imposed under FATCA.

“Existing Commitment” as defined in Section 2.25(a) (Amend and Extend).
“Existing Credit Agreement” as defined in the recitals.
“Existing Lenders” as defined in the recitals.
“Exiting Lender” as defined in Section 2.13(i).
“Extended Commitment” as defined in Section 2.25(a) (Amend and Extend).
“Extending Lender” as defined in Section 2.25(b) (Amend and Extend).
“Extension Amendment” as defined in Section 2.25(c) (Amend and Extend).
“Extension Effective Date” as defined in Section 2.26 (Extension of Final Maturity Date).
“Extension Election” as defined in Section 2.25(b) (Amend and Extend).
“Extension Request” as defined in Section 2.25(a) (Amend and Extend).
“Fair Labor Standards Act” means the Fair Labor Standards Act of 1938.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States of America with respect to the foregoing and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.
“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent and (c) notwithstanding the foregoing, the Federal Funds Effective Rate shall at no time be less than zero.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means (i) the second amended and restated agency fee letter, dated as of the Closing Date, between Administrative Agent and Borrower and (ii) the upfront fee letter, dated as of the Closing Date, between Administrative Agent and Borrower.

“Final Maturity Date” means the earlier of (a) the fifth (5th) anniversary of the Closing Date and (b) the date all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise; provided that, if the Final Maturity Date for any Loans is extended pursuant to Section 2.25 or Section 2.26, the Final Maturity Date for such Loans shall be such extended maturity date as determined pursuant to Section 2.25 or Section 2.26 (it being understood and agreed that the Final Maturity Date shall not be deemed extended for any Lender that has not consented to such extension).

“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a finance lease on the balance sheet of that Person; provided that, notwithstanding any changes adopted or required to be adopted by Borrower after December 13, 2018 as a result of any actual or proposed update to accounting standards, including, in particular, Accounting Standards Update (ASU) 2016-02 Leases (Topic 842), any successor proposal, any implementation thereof, any oral or public deliberations by the Financial Accounting Standards Board regarding the foregoing, or any other change in GAAP that requires or would require the obligations of a Person in respect of an operating lease or a lease that would be treated as an operating lease on December 13, 2018 to be recharacterized as a Finance Lease, only leases that would be classified as capital leases under GAAP as in effect on December 13, 2018 (whether or not such leases were in effect) shall constitute Finance Leases for purposes of this definition.
“Financial Officer” means the chief financial officer, senior vice president, finance and treasury, treasurer, assistant treasurer, chief accounting officer or corporate controller of Borrower, if such person is an Authorized Officer.
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer that such financial statements fairly present, in all material respects, the consolidated financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
“Financing Document” means any of this Agreement, the Notes, if any, any Issuer Documents, the Fee Letters and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of Borrower for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith on or after the Closing Date and designated as a “Financing Document” pursuant to the terms thereof.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Borrower ending on December 31st of each calendar year.
“Fitch” means Fitch Ratings, Inc., or any successor to the rating agency business thereof.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR. For the avoidance of doubt the initial Floor for Term SOFR shall be zero.
“Fronted Letter of Credit” means a Letter of Credit issued by an Issuing Bank with a Fronting Limit.
“Fronting Fee” as defined in Section 2.2(i)(ii) (Letter of Credit Fees).
“Fronting Limit” means, at any time, with respect to any Issuing Bank, the amount set forth opposite the name of such Issuing Bank in the column entitled “Fronting Limit” on Appendix C, or, in the case of any Lender that becomes an Issuing Bank hereunder pursuant to Section 2.2(m) (Resignation as Issuing Bank) or otherwise, such amount as set forth in the agreement evidencing the appointment of such Lender as an Issuing Bank.

“Funding Notice” means a notice substantially in the form of Exhibit D‑2.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
“Gold Standard” means the achievement of reporting and disclosure standards required under the OGMP by Gold Standard (Year 3) or Gold Standard (Year 5), as applicable.
“Gold Standard (Year 3)” means all in-scope Operated Assets reported at the required OGMP Levels as defined under the applicable reporting framework of the OGMP for the third year of Borrower’s Active OGMP Membership.
“Gold Standard (Year 5)” means all in-scope Operated Assets and, to the extent required by OGMP, in-scope Non-Operated Assets, reported at the required OGMP Levels as defined under the applicable reporting framework of the OGMP for the fifth year of Borrower’s Active OGMP Membership.
“Government Approval” means (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, order, judgment, or decree of, by, from or with, (b) any declaration of or with or (c) any registration by or with, any Governmental Authority.
“Governmental Authority” means any foreign, federal, state, regional, tribal or local government or political subdivision thereof or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and having jurisdiction over the Person or matters in question.

“Government Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.

“Hazardous Substances” means any hazardous substances, pollutants, contaminants, wastes, or materials (including petroleum (including crude oil or any fraction thereof), petroleum wastes, radioactive material, hazardous wastes, toxic substances, urea formaldehyde insulation, lead-based paint, radon gas, or asbestos or any materials containing asbestos) designated, regulated, or defined under or with respect to which any requirement or liability may be imposed pursuant to any Environmental Law.

“Hedge Agreement” means any agreement evidencing an interest rate, swap, forward rate transaction, commodity swap, commodity option, commodity future, interest rate option, interest or commodity cap, interest or commodity collar transaction, currency swap agreement, currency future or option contract, or other similar agreement.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
“Historical Financial Statements” means (a) the consolidated audited balance sheet of Borrower and its Subsidiaries as at the end of the Fiscal Year ending December 31, 2024 and the related consolidated statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year and (b) the consolidated unaudited balance sheet of Borrower and its Subsidiaries for the Fiscal Quarter ending March 31, 2025 and the related consolidated statements of income and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter.
“Honor Date” as defined in Section 2.2(d)(i) (Drawings and Reimbursements).
“Inaccuracy True-Up Payment” as defined in Section 1.10(c) (Methane Emissions Management Pricing Adjustments).

“Increased Cost Lender” as defined in Section 2.20 (Removal or Replacement of a Lender).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) current accounts payable incurred in the ordinary course of business, (y) obligations that such Person has discretion to satisfy with equity of such Person and (z) any earn-out, purchase price adjustment or similar obligations, except with respect to this clause (z) to the extent required to be reported as a liability on the balance sheet of such Person), (d) all direct or indirect guarantees by such Person of Indebtedness of others, (e) the capitalized portions of all Finance Lease obligations that appear on the balance sheet of such Person, (f) all reimbursement obligations of such Person as an account party in respect of payments under drawn letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) Disqualified Equity Interests, and (i) net obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Hedge Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise and valued on any date at the net hedging termination value thereof, in the case of each of the foregoing clauses (a) to (i), to the extent appearing as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

i. contingent obligations incurred in the ordinary course of business;

ii. in connection with the purchase by such Person of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided that, at the time of closing the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within sixty (60) days thereafter; or

iii. any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, preparation, study, sampling, monitoring, maintenance, testing, abatement, cleanup, removal, remediation or other response action required pursuant to Environmental Law to remove, remediate, clean up or abate any Hazardous Substance), expenses and disbursements arising out of the foregoing (including the reasonable and documented fees and disbursements of counsel (but limited, in the case of legal fees and expenses, to the reasonable and documented or invoiced out-of-pocket fees and expenses of one counsel, but excluding the allocated cost of internal counsel, representing all of the Indemnitees, taken as a whole, and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnities, taken as whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Company of the existence of such conflict and thereafter retains its own counsel, those of another firm of counsel for each such affected Indemnitee and, if necessary, of a single local counsel in each appropriate jurisdiction)) for Indemnitees in connection with or as a result of any action, claim, litigation, proceeding, investigation or hearing commenced or threatened by any Person, whether or not brought by Borrower, its equity holders or creditors or an Indemnitee, against any Person, and whether or not any such Indemnitee shall be otherwise designated as a party or a potential party thereto, and without regard to the exclusive or contributory negligence of such Indemnitee, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, including shareholders, partners, members or other equity holders of Borrower (or its Affiliates), in any manner relating to or arising out of (a) this Agreement or the other Financing Documents or Letters of Credit or the transactions contemplated hereby or thereby or any matter referred to herein and therein (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Financing Documents or Letters of Credit, or any enforcement of any of the Financing Documents; or (b) any liability arising under Environmental Law or with respect to the actual or alleged presence or Release of Hazardous Substances at any location, or exposure of any person to Hazardous Substances, including, but not limited to, any Environmental Claim, related to Borrower or any of its Subsidiaries, including with respect to any past or present activity, operation, land ownership or practice of Borrower or any of its Subsidiaries.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 9.3(a) (Indemnity).
“Information” as defined in Section 4.22 (Disclosure).
“Interest Payment Date” means with respect to (a) any Loan that is a Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; and (b) any Loan that is a Term SOFR Loan, the last day of each Interest Period applicable to such Loan; provided that, in the case of each Interest Period of longer than three (3) months, “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, with respect to any Term SOFR Loan, the period commencing on the date of borrowing such Term SOFR Loan and ending on (but excluding) the numerically corresponding day in the calendar month that is one, three (3) or six (6) months or, if agreed to by all Lenders, twelve (12) months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as Borrower may elect; provided that: (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no tenor that has been removed from this definition pursuant to Section 2.24 (Benchmark Replacement Setting) shall be available for specification in a Funding Notice or a Conversion/Continuation Notice, and (iv) no Interest Period shall extend beyond the Commitment Termination Date. For purposes hereof, the date of a borrowing of a Loan initially shall be the date on which such borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such borrowing.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“IRS” means the U.S. Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit D‑3.

“Issuer Documents” means with respect to any Letter of Credit, any Issuance Notice, any Letter of Credit application required by the applicable Issuing Bank to be completed and any other document, agreement and instrument entered into by any Issuing Bank and Borrower or in favor of the Issuing Bank and relating to such Letter of Credit.
“Issuing Bank” means, as of the Closing Date, The Bank of Nova Scotia, Houston Branch, Canadian Imperial Bank of Commerce, New York Branch, Sumitomo Mitsui Banking Corporation and Natixis, New York Branch (together with their permitted successors and assigns in such capacity) or any Person that becomes an Issuing Bank in accordance with the provisions hereof, including Section 2.2(m) (Resignation as Issuing Bank), Section 2.2(n) (Replacement of Issuing Bank), Section 9.6(c) (Right to Assign), as applicable, together with its permitted successors and assigns in such capacity; provided that, such Person has agreed in writing to be an Issuing Bank. Notwithstanding anything herein to the contrary, at no point will any Issuing Bank be expected to issue a commercial letter of credit or direct pay Letters of Credit (i.e., Letters of Credit that at the time of issuance thereof Borrower expects will be drawn upon in the ordinary course). Any reference to “Issuing Bank” herein shall be to the applicable Issuing Bank, as appropriate.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.
“Knowledge” means, with respect to Borrower, the actual knowledge of any Person holding any of the positions (or successor position to any such position) of chief financial officer, chief commercial officer, senior vice president – operations, senior vice president – worldwide trading and/or treasurer; provided that, each such Person shall be deemed to have knowledge of all events, conditions and circumstances described in any notice delivered to Borrower pursuant to the terms of this Agreement or any other Financing Document.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Obligations” means, as at any date of determination, the aggregate maximum amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts not refinanced by a Loan. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4 (Letter of Credit Amounts). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” means each bank, financial institution or institutional lender listed on the signature pages hereto as a Lender (including the Swingline Lender), any other Person that becomes a party hereto pursuant to an Assignment Agreement and any Additional Commitment Lender.
“Lender Party” means, collectively, Administrative Agent, the Lenders and the Issuing Banks.
“Lender Payment Notice” as defined in Section 2.2(d)(ii) (Drawings and Reimbursements).
“Letter of Credit” means any letter of credit issued hereunder pursuant to Section 2.2(a) (Letter of Credit Commitment) and shall be a standby letter of credit.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Commitment Termination Date.
“Letter of Credit Fee” as defined in Section 2.2(i) (Letter of Credit Fees).
“Letter of Credit Issuance Commitment” means an Issuing Bank’s Commitment less any outstanding Loans made by such Issuing Bank, as the case may be.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law.

“Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1 (Loans) or Section 2.3 (Swingline Loans) or deemed made by an Issuing Bank to Borrower pursuant to Section 2.2(d) (Drawings and Reimbursements).

“Material Adverse Effect” means a material adverse effect on:

(a) the business, financial condition or results of operations of Borrower and its Subsidiaries, taken as a whole, that has a material adverse effect on Borrower’s ability to perform its material payment obligations under the Financing Documents; or

(b) the validity or enforceability of this Agreement or any of the other Financing Documents.

“Mechanics’ Liens” means carriers’, warehousemen’s, laborers’, mechanics’, workmen’s, materialmen’s, repairmen’s, construction or other like statutory Liens.

“Measurement Period” means (a) for the first Methane Emissions Management Certificate, the Fiscal Year ending December 31, 2024, which is the basis for the annual reporting to the OGMP in the following year and for the confirmations included in the first Methane Emissions Management Certificate, delivered by the first Methane Emissions Management Certificate Delivery Date, and (b) for each subsequent Methane Emissions Management Certificate, the immediately preceding Fiscal Year.

“Methane Emissions Management Certificate” means a certificate substantially in the form of Exhibit E, executed by an Authorized Officer of Borrower, including (a) confirmation that Borrower has maintained Active OGMP Membership throughout the applicable Measurement Period, (b) confirmation that Borrower has achieved the applicable Methane Emissions Management Standards, and (c) any confirmation, correspondence or letter issued by the OGMP Secretariat or personnel relating to annual submissions to the OGMP and any applicable Third Party Review.

“Methane Emissions Management Certificate Delivery Date” means March 31 of each Fiscal Year.

“Methane Emissions Management Certificate Inaccuracy” means, with respect to any Methane Emissions Management Certificate delivered by Borrower pursuant to this Agreement, that any information set forth therein was (a) factually incorrect in any material respect as of the date such certificate was delivered, or (b) determined to have been misrepresented, misstated, or based on materially flawed data or methodology, in each case resulting in an erroneous application of any pricing adjustments in accordance with Section 1.10.

“Methane Emissions Management Standards” means, with respect to each Measurement Period, the required achievement of the corresponding level of reporting and disclosure set forth in Schedule 1.10.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of Cash an amount equal to 103% of the outstanding L/C Obligations of the applicable Issuing Bank with respect to Letters of Credit issued and outstanding at such time (or in the event there shall exist a Defaulting Lender, of such Defaulting Lender’s Pro Rata Share of the aggregate principal amount of all Swingline Loans outstanding at such time has not been reallocated), and (b) otherwise, an amount determined by Administrative Agent and the applicable Issuing Bank (or Swingline Lender), as applicable, in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA which is, or was within the six (6)-year period immediately preceding the Closing Date, contributed to by, or required to be contributed by, Borrower or any of its ERISA Affiliates.

“Non-Consenting Lender” as defined in Section 2.20 (Removal or Replacement of a Lender).

“Non-Extension Notice Date” as defined in Section 2.2(c)(iii) (Procedures for Issuance and Amendments of Letters of Credit; Auto-Extension Letters of Credit).
“Non-Operated Assets” means each of the assets set forth in Schedule 1.10, as updated from time to time as required under the OGMP and set forth in a Methane Emissions Management Certificate.

“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Borrower or its Affiliates or their Securities.
“Non-Reinstatement Deadline” as defined in Section 2.2(c)(iv) (Procedures for Issuance and Amendments of Letters of Credit; Auto-Extension Letters of Credit).
“Note” means a promissory note in the form of Exhibit F, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Notice” means a Funding Notice, Issuance Notice, or a Conversion/Continuation Notice.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all obligations of every nature of Borrower, including obligations from time to time owed to Agents (including former Agents), Lenders or Issuing Banks under any Financing Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on any Obligation, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.
“OGMP” means the Oil and Gas Methane Partnership 2.0 (OGMP 2.0) launched in 2015 as a flagship oil and gas reporting and mitigation program administered by UNEP, with a comprehensive, measurement-based methane emissions reporting framework.

“OGMP Levels” means the tiers in methane emissions reporting methodology as defined in the OGMP. These include the OGMP reporting levels up to the OGMP Level 5.

“OGMP Level 3” means emissions reported by detailed source types using generic emissions factors, as per the OGMP requirements.

“OGMP Level 4” means emissions reported by detailed source types using specific emissions and activity factors and based on direct measurement or other acceptable methodologies, as per the OGMP requirements.

“OGMP Level 5” means conducting site-level measurements and reconciling with the OGMP Level 4 source-level emissions inventories, as per the OGMP requirements.

“Operated Assets” means each of the assets set forth in Schedule 1.10, as updated from time to time as required under the OGMP and set forth in a Methane Emissions Management Certificate.

“Organizational Documents” means (a) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement or limited liability company agreement, as amended. In the event any term or condition of this Agreement or any other Financing Document requires any Organizational Document to be certified by a secretary of state or similar governmental official including an official of a non-United States government, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official in such official’s relevant jurisdiction.
“Other Connection Taxes” means, with respect to a Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or any Financing Document).
“Other Taxes” means any and all present or future stamp, court, intangible, recording, filing or documentary Taxes or any other similar Taxes arising from any payment made under or from the execution, delivery, enforcement, performance or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20 (Removal or Replacement of a Lender).
“Outstanding Amount” means (a) with respect to Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date and (b) with respect to any L/C Obligations, the aggregate outstanding amount of such L/C Obligations after giving effect to any L/C Credit Extension relating to any Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts relating to any Letters of Credit.
“Participant Register” as defined in Section 9.6(g)(i) (Participations).
“PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.
“Payment Recipient” has the meaning assigned to it in Section 8.12(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is, or was within the six (6)-year period immediately preceding the Closing Date, sponsored, maintained or contributed to by, or required to be contributed to by, Borrower or any of its ERISA Affiliates and which is subject to the provisions of Title IV of ERISA or to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Liens” means at any time:
(a) Liens existing on any property prior to the acquisition thereof by Borrower; provided that, (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property of Borrower and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition;

(b) Liens on any real or personal tangible property securing purchase money Indebtedness incurred by Borrower;

(c) Liens securing Indebtedness incurred in connection with the extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements), in whole or in part, of Indebtedness secured by Liens referred to in clauses (a) or (b) above or (i) below; provided that, any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets (including replacements or proceeds thereof) covered by the Lien extended, renewed, refinanced, refunded or replaced and that the Indebtedness secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien (or, if greater, the committed amount) extended, renewed, refinanced, refunded or replaced and any expenses of Borrower (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(d) Liens resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of Borrower;

(e) Liens securing Indebtedness with respect to, and guarantees of, Hedging Agreements not entered into for speculative purposes and letters of credit entered into in the ordinary course of business;

(f) banker’s liens, rights of setoff and other similar Liens that are customary in the banking industry and existing solely with respect to cash and other amounts on deposit in one or more accounts (including securities and cash management arrangements) maintained by Borrower;

(g) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and Liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;

(h) Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which Borrower has not exhausted its appellate rights; and

(i) Liens, if any, securing the Obligations.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Platform” as defined in Section 5.1 (Financial Statements and Other Reports).
“Pricing Adjustment Period” means the period commencing five (5) Business Days following the date on which a Methane Emissions Management Certificate is delivered to Administrative Agent and Sustainability Advisor and extending until the earlier to occur of (i) the date on which the Methane Emissions Management Certificate for the next Measurement Period is delivered and (ii) the Methane Emissions Management Certificate Delivery Date for the next Measurement Period.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agents or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Principal Office” means, for each of Administrative Agent and Issuing Banks, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender.
“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) owned by Borrower and used primarily for processing, storage or distribution, in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Consolidated Net Tangible Assets, other than any such facility (or portion thereof) that Borrower reasonably determines is not material to the business of Borrower and its Subsidiaries, taken as a whole.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether corporeal or incorporeal and whether tangible or intangible.
“Pro Rata Share” means, with respect to any Lender or any Issuing Bank (in such capacity and in its capacity as Lender), the percentage obtained by dividing (a) the Revolving Exposure of such Lender or Issuing Bank (in such capacity and its capacity as Lender) by (b) the aggregate Revolving Exposure of all Lenders and Issuing Banks (in such capacity and their capacity as Lenders).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to Borrower, its Affiliates or their securities.
“QFC Credit Support” as defined in Section 2.27 (Acknowledgment Regarding Any Supported QFCs).

“Quarterly Payment Date” means the last Business Day of each Fiscal Quarter.
“Real Estate Asset” means, at any time of determination, any interest (whether fee, leasehold or otherwise) then owned or held by Borrower in any real property.
“Recipient” means (a) Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.
“Reference Time” means, with respect to any setting of the then-current Benchmark, (i) if such Benchmark is based on Term SOFR, then two (2) Business Days prior to such setting, or (ii) in the case of any other Benchmark, the time determined by Administrative Agent in its reasonable discretion.
“Refunded Swingline Loan” as defined in Section 2.3 (Swingline Loans).

“Register” as defined in Section 2.6(b) (Register).
“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the shareholders, partners, members, directors, officers, employees, agents, sub-agents, trustees, advisors and attorneys of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, or leaching of any Hazardous Substances into or through the environment.

“Relevant Governmental Body” means, the Federal Reserve Board, the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB or, in each case, any successor thereto.

“Replacement Lender” as defined in Section 2.20 (Removal or Replacement of a Lender).
“Required Ratings” means, with respect to any Issuing Bank (or any Person that guarantees the obligations of such Issuing Bank to the beneficiary of the applicable Letter of Credit), a long term unsecured non-credit enhanced senior debt rating of Baa1 or better from Moody’s and BBB+ or better from S&P.
“Requisite Lenders” means one or more Lenders or Issuing Banks, as applicable, having or holding Revolving Exposure amounting to more than fifty percent (50%) of the sum of the aggregate Revolving Exposure of all Lenders and Issuing Banks; provided that, for purposes of determining the Requisite Lenders, the Revolving Exposure of any Defaulting Lender shall be disregarded from both the numerator and denominator of the ratio.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution by Borrower (in cash, Property of Borrower, securities, obligations, or other property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by Borrower of, any portion of any Equity Interest in Borrower. Notwithstanding the foregoing, none of the following shall constitute Restricted Payments for purposes of this Agreement: (a) dividends or distributions in the form of Equity Interests in Borrower and Cash payments by Borrower to holders of Common Equity of Borrower in lieu of the issuance of fractional shares of such Common Equity; (b) purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Equity Interests of Borrower deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof; (c) any dividends paid within sixty (60) days after the date of declaration if at such date of declaration such dividend would have complied with this provision; (d) any Restricted Payment required by the terms of an agreement in effect on the Closing Date; and (e) the payment of any premium on, and the payment of other amounts and/or delivery of any Equity Interest due upon exercise and settlement or termination of, any bond hedge, capped call or similar option transaction, in each case, entered into in connection with the issuance of any debt security that is convertible into, or exchangeable for, Equity Interests.
“Revolving Exposure” means, with respect to each Issuing Bank (in such capacity and its capacity as Lender) or Lender as of any date of determination, (a) prior to the termination of the Commitments, the Commitments of such Issuing Bank or Lender, as the case may be; and (b) after the termination of the Commitments, the sum of the aggregate L/C Obligations in respect of all Letters of Credit issued by such Issuing Bank, if applicable, and the aggregate amount of all Loans made by such Issuing Bank or Lender, as the case may be, that have not been repaid at such time.

“S&P” means S&P Global Ratings, an S&P Global Ratings Inc. business, and any successor or successors thereto.
“Sanctions” as defined in Section 4.23 (Sanctioned Persons; Anti-Corruption; PATRIOT Act).
“Sanctions Laws” as defined in Section 4.23 (Sanctioned Persons; Anti-Corruption; PATRIOT Act).
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the Securities Act of 1933.
“SOFR” means the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“Solvent” means, with respect to any Person, that as of the date of determination, (i) both the then-present fair saleable value of the Person’s then-present assets is (a) greater than the total liabilities (including contingent liabilities) of such Person and (b) greater than the amount that will be required to pay the probable liabilities of such Person’s then-existing indebtedness as they become absolute and matured; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Stated Amount” has the meaning specified for such term or similar term in any Letter of Credit, as such amount may be reduced from time to time pursuant to the terms of such Letter of Credit.
“Subordinated Indebtedness” means Indebtedness of Borrower that is contractually subordinated in right of payment in any respect (by its terms or the terms of any document or instrument relating thereto) to the Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other Persons performing similar functions having the power to direct or cause the direction of the management and policies of such business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; provided further that, notwithstanding anything to the contrary contained in this definition, Sabine Pass Liquefaction, LLC shall be a Subsidiary of Borrower for all purposes hereunder unless Cheniere Energy Partners, L.P. shall own, directly or indirectly, less than 50% of the voting and economic interests in Sabine Pass Liquefaction, LLC. Unless otherwise specified, all references herein to “Subsidiaries” shall refer to Subsidiaries of Borrower.

“Supported QFC” as defined in Section 2.27 (Acknowledgment Regarding Any Supported QFCs).
“Sustainability Advisor” as defined in the preamble hereto.
“SWIFT” as defined in Section 2.2(g) (Role of an Issuing Bank).
“Swingline Lender” means Société Générale or any other Lender that may provide Swingline Loans hereunder, as mutually agreed to by Administrative Agent and Borrower, in such Person’s capacity as provider of Swingline Loans hereunder, or any successor Swingline Lender hereunder.

“Swingline Loan” as defined in Section 2.3 (Swingline Loans).

“Swingline Loan Notice” means a notice substantially in the form of Exhibit D‑4.

“Swingline Loan Termination Date” as defined in Section 2.3 (Swingline Loans).

“Swingline Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the aggregate amount of the Commitments. The Swingline Sublimit is part of, and not in addition to, the Commitments.

“Tax” means any and all present or future taxes, levies, imposts, duties, assessments, charges, fees, deductions or withholdings (including backup withholding), of any nature imposed by any Governmental Authority, including any interest, penalties or other additions thereto.
“Term SOFR” means, with respect to any borrowing of Term SOFR Loans and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that, if as of 5:00 p.m. (New York City time) on such Term SOFR

Determination Date, the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR for such Term SOFR Determination Date will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Date; provided further that, if Term SOFR as so determined would be less than the Floor, then Term SOFR shall be deemed to be equal to the Floor for purposes of this Agreement.
“Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.
“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Terminated Lender” as defined in Section 2.20 (Removal or Replacement of a Lender).
“Third Party Review” means verification, review and/or assurance of the data related to annual submissions to the OGMP and'or limited assurance provided by an independent firm with recognized expertise in the subject matter under review.
“Total Utilization of Commitments” means, as at any date of determination, the sum of (a) the amount of the aggregate principal amount of all outstanding Loans, and (b) the amount of the aggregate L/C Obligations.
“Type of Loan” means, with respect to any Loan, a Base Rate Loan or a Term SOFR Loan.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“UNEP” means the United Nations Environment Programme.

“Unreimbursed Amount” as defined in Section 2.2(d)(i) (Drawings and Reimbursements).
“Unreimbursed Drawing Notice” as defined in Section 2.2(d)(i) (Drawings and Reimbursements).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” as defined in Section 2.17(c)(ii) (Status of Lenders).
“Withholding Agent” means Borrower and Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Section 5.1(a) (Quarterly Financial Statements) and 5.1(b) (Annual Financial Statements) shall be prepared in accordance with GAAP as in effect at the time of such preparation. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Financing Document, and Borrower shall so request, Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies as in effect immediately prior to such change.
1.3Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, revises, restates, supplements or supersedes any such statute or any such regulation. The inclusion of any item in any schedule, as an exception to any representation or warranty or otherwise, is not intended, and shall not be deemed, to imply that any such item is in any way material to Borrower’s business or to establish any standard of materiality. Matters disclosed in any schedule are not necessarily limited to matters that are required by the Agreement to be disclosed therein. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature or impose any duty or obligation to disclose any information beyond what is required by the Agreement, and disclosure of such additional matters shall not affect, directly or indirectly, the interpretation of the Agreement or the scope of the disclosure obligations hereunder. In this Agreement, where the terms “continuing”, “continuance” or words to similar effect are used in relation to a Default or an Event of Default, the terms shall mean only that the applicable event or circumstance has not been remedied, waived, cured or ceased to exist. Notwithstanding anything to the contrary contained herein, any Default or Event of Default (and any Default or Event of Default resulting from failure to provide notice thereof) shall be deemed not to be “continuing” or “existing” if the events, act or condition that gave rise to such Default or Event of Default have been remedied, waived, cured or have ceased to exist. Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein or in any Financing Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, renewed, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein).

1.4Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount or available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.
1.5Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day (it being understood that the foregoing shall cause any grace period associated with any such payment obligation or performance of any covenant, duty or obligation to extend to the immediately succeeding Business Day as well).

1.6Negative Covenant Compliance and Other Calculations. With respect to determining whether Borrower complies with any negative covenant in Section 6 (Negative Covenants), to the extent that any obligation, transaction or action could be attributable to more than one exception to any such negative covenant, Borrower may divide and/or categorize, or later re-divide and/or re-categorize, all or any portion of such obligation, transaction or action to any one or more exceptions to such negative covenant that permit such obligation, transaction or action at the time of categorization or re-categorization thereof.
1.7Certifications. All certifications to be made hereunder by an officer or representative of Borrower shall be made by such a Person in his or her capacity solely as an officer or a representative of Borrower, on Borrower’s behalf and not in such Person’s individual capacity.
1.8Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.
1.9Divisions. For all purposes under the Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.10Methane Emissions Management Pricing Adjustments.
(a)    No later than the Methane Emissions Management Certificate Delivery Date, Borrower shall deliver a Methane Emissions Management Certificate to the Sustainability Advisor and Administrative Agent related to the applicable Measurement Period.

(b)    During the Pricing Adjustment Period for a Fiscal Year:

(i) To the extent the Methane Emissions Management Certificate confirms that the applicable Methane Emissions Management Standards have been satisfied for the Measurement Period, (A) the Applicable Margin shall be reduced by five (5) basis points during the applicable Pricing Adjustment Period, and (B) the Commitment Fee Rate shall be reduced by (1) basis point during the applicable Pricing Adjustment Period, in each case as such amounts are due;

(ii) To the extent Borrower does not deliver a Methane Emissions Management Certificate by the Methane Emissions Measurement Certificate Delivery Date, (A) the Applicable Margin shall be increased by five (5) basis points during the applicable Pricing Adjustment Period, and (B) the Commitment Fee Rate shall be increased by one (1) basis point during the applicable Pricing Adjustment Period, in each case as such amounts are due; provided that, if Borrower delivers to Administrative Agent and Sustainability Advisor a Methane Emissions Management Certificate within ten (10) Business Days of the Methane Emissions Management

Certificate Delivery Date, the increases in the Applicable Margin and the Commitment Fee Rate set forth above shall no longer be applicable from and after the date that is five (5) Business Days after the date on which such Methane Emissions Management Certificate is delivered; and
(iii) If Borrower delivers a Methane Emissions Management Certificate for any Measurement Period, but such certificate does not confirm that the applicable Methane Emissions Management Standards have been satisfied in accordance with the standards set forth in this Agreement, then no adjustment shall be made to the Applicable Margin or the Commitment Fee Rate for the relevant Pricing Adjustment Period.
Notwithstanding anything else in this Agreement, only one Methane Emissions Management Certificate may be submitted for a given Measurement Period.

(c)    If Borrower or any Lender becomes aware of a Methane Emissions Management Certificate Inaccuracy, including in any confirmations therein, Borrower, Sustainability Advisor and Administrative Agent shall consult in good faith to agree on (i) an amended Methane Emissions Management Certificate that accurately reflects the status of the relevant Methane Emissions Management Standards and (ii) the aggregate amount by which the Applicable Margin and Commitment Fee Rate previously paid were understated as a consequence of the Methane Emissions Management Certificate Inaccuracy (the “Inaccuracy True-Up Payment”); Borrower shall pay the Inaccuracy True-Up Payment to the Administrative Agent (for the pro rata benefit of the Lenders) within ten (10) Business Days after such agreement (or, if the Administrative Agent consents, in up to three consecutive installments, the last of which shall be due no later than ninety (90) calendar days after such agreement); provided further that a Methane Emissions Management Certificate Inaccuracy shall not constitute a Default or an Event of Default and the sole remedy of the Administrative Agent and the Lenders for any Methane Emissions Management Certificate Inaccuracy shall be (A) amendment of the affected Methane Emissions Management Certificate and (B) payment of the Inaccuracy True-Up Payment as set forth herein.

(d)    In the event of material changes to OGMP requirements after the Closing Date such that the Methane Emissions Management Standards set forth in Schedule 1.10 represents a standard of achievement reporting and disclosure materially less substantial than would be required by the OGMP Gold Standard as of the Closing Date (it being understood that modifications to the reporting requirements in respect of Non-Operated Assets shall not constitute such material changes),

(i) Borrower and Sustainability Advisor shall consult in good faith on revisions to the Methane Emissions Management Standards set forth in the Schedule 1.10; and

(ii) notwithstanding anything else in this Agreement, the changes agreed between Borrower and Sustainability Advisor may be implemented as an amendment to this Agreement to the extent not objected to by the Required Lenders within ten (10) Business Days of written notification by Borrower to Administrative Agent of Borrower’s intention to reflect such changes.

(e)    If at any time Borrower does not maintain Active OGMP Membership for any reason,
(i) Borrower shall promptly provide written notice to the Sustainability Advisor and Administrative Agent as to the change of status and providing reasonable details in respect thereof; and

(ii) within five (5) Business Days of receipt of such notice, any reduction in the Applicable Margin and Commitment Fee Rate will no longer apply.

(f)    Relevant Assets.

(i) The determination of whether the applicable Methane Emissions Management Standards for any Measurement Period have been satisfied shall be made by reference to Borrower’s in-scope Operated Assets and, to the extent applicable, Non-Operated Assets, as defined by OGMP requirements and as set forth in Schedule 1.10, as updated from time to time as set forth in any Methane Emissions Management Certificate.

(ii) Borrower shall include in the Methane Emissions Management Certificate any changes to the list of in-scope Operated Assets and, to the extent applicable, Non-Operated Assets that took place subsequent to the date on which the prior Methane Emissions Management Certificate was delivered or, in respect of the first Measurement Period, the Closing Date, including any changes in ownership or operational control of such assets in accordance with the revised implementation plan submitted under the OGMP requirements for the applicable Measurement Period.

(g)    Failure to satisfy any Methane Emissions Management Standards or to deliver any Methane Emissions Management Certificate by the applicable Methane Emissions Management Certificate Delivery Date shall not constitute a Default or an Event of Default.

(h)    Each party hereto hereby agrees that neither Administrative Agent nor Sustainability Advisor shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any confirmation by Borrower on the satisfaction of any Methane Emissions Management Standards (or any of the data or computations that are part of or related to any such calculation) set forth in any Methane Emissions Management Certificate, as applicable (and Administrative Agent and Sustainability Advisor may rely conclusively on any such certificate, without further inquiry).

(i)    To the extent that Borrower receives an extension of the Final Maturity Date, the pricing adjustment facilitated by achievement of any Methane Emissions Management Standards and related provisions will not apply to the extended portion of the credit facility contemplated hereby, unless otherwise agreed by Borrower and the Required Lenders (including each Lender consenting to such extension in accordance herewith) at the time of extension.

(j)    In recognition of Borrower’s performance under the Existing Credit Agreement, the Applicable Margin shall be reduced by five (5) basis points and the Commitment Fee shall be reduced by one (1) basis point from the Closing Date until the earlier to occur of (i) the delivery date of the first Methane Emissions Management Certificate and (b) March 31, 2026 (the first Methane Emissions Management Certificate Delivery Date).

(k)    Notwithstanding anything to the contrary contained herein, the credit facilities provided for herein are not designated as sustainability-linked loans and are not aligned with the sustainability-linked loan principles. Accordingly, they shall not be marketed, described, or referred to as “sustainability-linked”, “ESG”, or “ESG-linked” instruments. For the avoidance of doubt, the facilities may be described in general terms as having a performance-based mechanism tied to methane emissions management, reinforcing the Borrower’s commitment to best-in-class operational standards, without implying any sustainability-linked or ESG-related classification.

1.11Benchmark Exculpation. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.24 provides a mechanism for determining an alternative rate of interest. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative or successor rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service except to the extent caused by its gross negligence, willful misconduct or bad faith.
SECTION 2.LOANS AND LETTERS OF CREDIT
2.1Loans.
(a)    Loans. During the Availability Period, subject to the terms and conditions hereof, each Lender severally agrees to make Loans in Dollars to Borrower in an aggregate amount up to but not exceeding its Commitment; provided that, after giving effect to the making of any Loans pursuant to this Section 2.1(a), the Total Utilization of Commitments shall in no event exceed the Commitments then in effect; and provided further that, no Lender shall be required to make a Loan to Borrower in an amount that exceeds its Pro Rata Share of the aggregate Commitments at such time. Amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed during the Availability Period, in accordance with the terms of this Agreement. The Commitments shall expire on the Commitment Termination Date and Borrower hereby unconditionally promises to pay in full to Administrative Agent for the account of each Lender all Loans and all other amounts owed to such Lender hereunder with respect to the Loans and the Commitments no later than such date.

(b)    Borrowing Mechanics.
(i)Loans shall be made in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount, or, if the remaining total Commitments are less than $2,000,000 or $1,000,000, as applicable, such remaining amount.
(ii)Subject to Section 3.3 (Notices), whenever Borrower desires that a Loan be extended to Borrower, Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than (A) 12:00 p.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Term SOFR Loan, and (B) 10:00 a.m. (New York City time) on the proposed Credit Date in the case of a Base Rate Loan; provided that, Swingline Loans shall be made as provided in Section 2.3. Except as otherwise provided herein, a Funding Notice for a Term SOFR Loan shall be irrevocable, and Borrower shall be bound to make a borrowing in accordance therewith.

(iii)Notice of receipt of each Funding Notice in respect of a Loan, together with the applicable interest rate, shall be provided by Administrative Agent to each Lender in accordance with Section 9.1(b)(i) (Electronic Communications) with reasonable promptness, but (provided that, Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 12:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Borrower.
(iv)Each Lender shall make its Pro Rata Share of the amount of the Loan available to Administrative Agent not later than 1:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of immediately available funds at the Principal Office of Administrative Agent; provided that, Swingline Loans shall be made as provided in Section 2.3. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Loans available to Borrower on the applicable Credit Date by causing an amount of immediately available funds equal to the proceeds of all such Loans received by Administrative Agent from the Lenders to be (x) paid to Borrower’s account specified in the Funding Notice or (y) paid directly to the applicable payee’s account as specified by Borrower in the Funding Notice.
(v)Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that, any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement; and provided further that, for the avoidance of doubt, each Lender exercising such option shall continue to be required to comply with its obligations under Section 2.18 (Obligation to Mitigate).

2.2Letters of Credit.
(a)Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, each Issuing Bank agrees, in reliance upon the agreements of Borrower and of the other Lenders set forth in this Section 2.2, (A) from time to time on any Business Day during the Availability Period, to issue Letters of Credit for the account or benefit of Borrower or any of Borrower’s Subsidiaries, and to amend or extend Letters of Credit previously issued by it in accordance with Section 2.2(c), and (B) to honor complying presentations under the Letters of Credit; provided that, (1) no Letter of Credit shall be issued or extended during the last thirty (30) days of the Availability Period, (2) after giving effect to any L/C Credit Extension with respect to any Letter of Credit, the aggregate amount of Letters of Credit shall not exceed the aggregate Fronting Limit of all Issuing Banks with a Fronting Limit, (3) the sum of L/C Obligations, Loans and unpaid Letter of Credit Fees owing to such Issuing Bank shall not exceed such Issuing Bank’s Commitment and its Fronting Limit and (4) the Total Utilization of Commitments shall not exceed the Commitments then in effect. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and fully reimbursed (including the repayment in full of all Unreimbursed Amounts and all Loans made, in each case, with respect to such Letter of Credit).
(ii)No Issuing Bank shall issue any particular Letter of Credit, if:
(A)subject to Section 2.2(c)(iii), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless such Issuing Bank has approved such expiry date; or
(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Issuing Bank has approved such expiry date.
(iii)No Issuing Bank shall be under any obligation to issue any particular Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which is material to such Issuing Bank;

(B)the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;
(C)except as otherwise agreed by Administrative Agent and the applicable Issuing Bank, the requested Letter of Credit is in an initial Stated Amount less than $100,000;
(D)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;
(E)the proposed use of the Letter of Credit is not in accordance with Section 2.5 (Use of Proceeds); or
(F)the requested form of such Letter of Credit is not acceptable to the Issuing Bank, in its reasonable discretion.
(iv)No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)An Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)Each Issuing Bank shall have all of the benefits and immunities (A) provided to Administrative Agent in Section 8 (Agents) with respect to any acts taken or omissions suffered by any Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Section 8 (Agents) included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to each Issuing Bank.
(b)Fronting.
(i)All Letters of Credit issued hereunder shall be Fronted Letters of Credit; provided that, Borrower may only request Letters of Credit from Issuing Banks that are specified in this Agreement as having a Fronting Limit.
(ii)Each Lender severally agrees with each Issuing Bank to participate in an amount equal to its Pro Rata Share in the extension of credit resulting from the issuance (or extension, modification or amendment) of a Letter of Credit by such Issuing Bank and each drawing of the Stated Amount thereunder, in the manner and the amount provided in Section 2.2(d) (Drawings and Reimbursements), and the issuance of such Letter of Credit shall be deemed to be a confirmation by the Issuing Bank and each Lender of such participation in such amount; provided that, no Lender shall be required to participate in a Letter of Credit if the sum of such Lender’s L/C Obligations, Loans and unpaid Letter of Credit Fees owing to such Lender would exceed such Lender’s Commitment as a result of such participation.

(c)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Subject to Section 3 (Conditions Precedent), each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to each applicable Issuing Bank during the period specified in Section 2.2(a) (with a copy to Administrative Agent) in the form of an Issuance Notice, appropriately completed and signed by an Authorized Officer of Borrower. Such Issuance Notice must be received by each applicable Issuing Bank and by Administrative Agent not later than 12:00 p.m. (New York City time) at least two (2) Business Days (or such later date and time as Administrative Agent and the applicable Issuing Bank(s) may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Issuance Notice shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof (including a final expiration date in the case of an Auto-Extension Letter of Credit); (D) the name and address of the beneficiary thereof; (E) the form of such letter of credit (which shall be in compliance with the requirements of this Section 2.2) and the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit, which shall be in accordance with Section 2.5 (Use of Proceeds), as certified by Borrower in such Issuance Notice; (H) the name of the applicant of such Letter of Credit; and (I) such other matters as the applicable Issuing Bank may reasonably require and shall be accompanied by such Letter of Credit application as the applicable Issuing Bank may specify to Borrower for use in connection with such requested Letter of Credit and such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified in this Agreement and such Letter of Credit application. In the case of a request for an amendment of any outstanding Letter of Credit, such Issuance Notice shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the applicable Issuing Bank may reasonably require and shall be accompanied by such Letter of Credit application as the applicable Issuing Bank may specify to Borrower for use in connection with such requested Letter of Credit and such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified in this Agreement and such Letter of Credit application. Additionally, Borrower shall furnish to the applicable Issuing Bank and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable Issuing Bank or Administrative Agent may reasonably require.
For the avoidance of doubt, subject to compliance with the requirements of Section 2.2(a) and Section 2.2(b), Borrower may request Fronted Letters of Credit from any Issuing Bank with a Fronting Limit up to such Issuing Bank’s full Fronting Limit.
(ii) Unless the applicable Issuing Bank has received written notice from Administrative Agent or Borrower, in any case, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3 (Conditions Precedent) shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable Issuing Bank shall, on the requested date, issue a

Letter of Credit for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices and, with respect to any amendment of a Letter of Credit, so long as the amendment is satisfactory to the Issuing Bank.
(iii)If Borrower so requests in any applicable Issuance Notice, the applicable Issuing Bank shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that, any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve (12)-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a date to be agreed in each such twelve (12)-month period at the time such Letter of Credit is issued (the “Non-Extension Notice Date”). Once an Auto-Extension Letter of Credit has been issued, unless otherwise directed by the applicable Issuing Bank, Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Issuing Bank shall permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that, the applicable Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation (without any obligation to make any inquiry to make a determination that it is not so permitted or obligated), at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of Section 2.2(a)(ii) or Section 2.2(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from Administrative Agent or Borrower that one or more of the applicable conditions specified in Section 3 (Conditions Precedent) is not then satisfied (or a Default or an Event of Default has occurred and is continuing), and in each such case directing such Issuing Bank not to permit such extension.
(iv)Subject to Section 2.2(a)(iii)(D) (Letter of Credit Commitment), if Borrower so requests in any applicable Issuance Notice and/or Letter of Credit application, as applicable, the applicable Issuing Bank may issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Once an Auto-Reinstatement Letter of Credit has been issued, unless otherwise directed by the applicable Issuing Bank in its sole discretion, Borrower shall not be required to make a specific request to such Issuing Bank to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the applicable Issuing Bank shall permit the reinstatement of all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits such Issuing Bank to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such Issuing Bank shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline from Administrative Agent or Borrower that one or more of the applicable conditions specified in Section 3 (Conditions Precedent) is not then satisfied (or a Default or Event of Default has occurred and is continuing) (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such Issuing Bank not to permit such reinstatement.

(v)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Bank will also deliver to Borrower and Administrative Agent (A) a true and complete copy of such Letter of Credit or amendment or (B) the following information in respect of such Letter of Credit or amendment: Stated Amount, expiry date, evergreen notification period and name of beneficiary.
(vi)Anything herein to the contrary notwithstanding, in the event of any conflict between the terms of any Issuance Notice, any application for a Letter of Credit and those of this Agreement, the terms of this Agreement shall be controlling.
(d)Drawings and Reimbursements.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify Borrower and Administrative Agent, and the participating Lenders. Not later than 1:00 p.m. (New York City time) on the date such notice of a drawing has been honored by the applicable Issuing Bank under a Letter of Credit in accordance with normal banking procedures in the place of payment (each such date, an “Honor Date”), Borrower shall reimburse such Issuing Bank in an amount equal to the amount of such drawing. If Borrower fails to so reimburse such Issuing Bank by such time, such Issuing Bank shall notify (such notice, an “Unreimbursed Drawing Notice”) Administrative Agent of the Honor Date and the amount of the unreimbursed drawing (the “Unreimbursed Amount”). In such event, Borrower shall be deemed to have requested a Base Rate Loan from such Issuing Bank to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount (in which event the unreimbursed drawing shall no longer be considered an Unreimbursed Amount for all purposes hereunder), without regard to the minimum and multiples specified in Section 2.1 (Loans) for the principal amount of Base Rate Loans or the conditions set forth in Section 3 (Conditions Precedent). Any Unreimbursed Drawing Notice given by an Issuing Bank or Administrative Agent pursuant to this Section 2.2(d)(i) may be given by telephone if immediately confirmed in writing; provided that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Upon providing any Unreimbursed Drawing Notice pursuant to Section 2.2(d)(i), the applicable Issuing Bank shall be deemed to have made a Base Rate Loan to Borrower in such Unreimbursed Amount. Administrative Agent shall promptly notify each of the Lenders of the amount of its share of the payment made under such Letter of Credit, which shall be such Lender’s Pro Rata Share of such amount paid by such Issuing Bank (the “Lender Payment Notice”). Subject to Section 2.2(b) (Fronting), each Lender hereby severally agrees to pay the amount specified in the Lender Payment Notice in immediately available funds to Administrative Agent for the account of such Issuing Bank with respect to such Letter of Credit plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such Issuing Bank to the date of payment to such Issuing Bank by such Lender. Each Lender shall make such payment by not later than 4:00 p.m., New York City time, on the date it received the Lender Payment Notice (if such notice is received at or prior to 1:00 p.m., New York City time) and before 12:00 noon, New York City time, on the next succeeding Business Day following such receipt (if such notice is received after 1:00 p.m., New York City time). Each Lender shall indemnify and hold harmless such Issuing Bank from and against any and all losses, liabilities (including liabilities from penalties), actions, suits, judgments, demands, costs, and expenses (including reasonable attorneys’ fees and expenses) resulting from any failure on the part of such

Lender to provide, or from any delay in providing, Administrative Agent for the account of such Issuing Bank with its Pro Rata Share of the amount paid under the Letter of Credit but no such Lender shall be so liable for any such failure on the part of or caused by any other Lender or the willful misconduct or gross negligence, as determined by a court of competent jurisdiction by a final and non-appealable order, of Administrative Agent. Each Lender’s obligation to make each such payment to Administrative Agent for the account of the applicable Issuing Bank in the case of payments made in respect of a Letter of Credit shall be several and not joint and shall not be affected by (A) the occurrence or continuance of any Event of Default, (B) the failure of any other Lender to make any payment under this Section 2.2(d)(ii), or (C) the date of the drawing under the applicable Letter of Credit issued by the applicable Issuing Bank; provided that, such drawing occurs prior to the earlier of (i) the Final Maturity Date or (ii) the termination date of the applicable Letter of Credit. Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(iii)Administrative Agent shall pay to the applicable Issuing Bank in immediately available funds the amounts paid in respect of a Letter of Credit pursuant to this Section 2.2(d) before the close of business on the day such payment is received; provided that, any amount received by Administrative Agent that is due and owing to such Issuing Bank and remains unpaid to such Issuing Bank on the date of receipt shall be paid on the next succeeding Business Day with interest payable at the Federal Funds Effective Rate.
(iv)For so long as any Lender is a Defaulting Lender under clause (a) of the definition thereof, each Issuing Bank shall be deemed, for purposes of Section 2.14 (Ratable Sharing) and Section 7, to be a Lender hereunder in substitution of such Defaulting Lender and owed a loan in an amount equal to the outstanding principal amount due and payable by such Defaulting Lender to Administrative Agent for the account of each Issuing Bank in respect of such Letter of Credit pursuant to Section 2.2(d)(ii) above. Notwithstanding anything else to the contrary contained herein, the failure of any Lender to make any required payment in response to any drawing notice in respect of a Letter of Credit shall not increase the total aggregate amount payable by Borrower with respect to the payment described in the related drawing notice in respect of a Letter of Credit above the total aggregate amount that would have been payable by Borrower at the applicable rate for Loans if such Defaulting Lender would have funded its payments to Administrative Agent in a timely manner in respect to such drawing notice in respect of a Letter of Credit.
(v)Each payment made by a Lender under Section 2.2(d)(ii) above shall constitute a deemed loan made by such Lender to Borrower on the date of such payment by an Issuing Bank under a Letter of Credit issued by such Issuing Bank. All such payments by the Lenders in respect of any one such payment by such Issuing Bank shall constitute a single deemed loan hereunder.

(vi)Each applicable Lender’s obligation to make Loans as contemplated by this Section 2.2(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Issuing Bank may have against Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (D) failure of the beneficiary to comply fully with the conditions required in order to demand payment under a Letter of Credit; or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing, including any of the events specified in Section 2.2(f) (Obligations Absolute).
(vii)In the event that more than one Letter of Credit is issued and outstanding in favor of the same beneficiary and for the same purpose, Borrower shall instruct such beneficiary of such Letters of Credit to draw on each such Letter of Credit on a ratable basis.
(e)Cash Collateral.
(i)Unreimbursed Amounts; Letter of Credit Expiration Date. Upon the request of Administrative Agent and any Issuing Bank, as applicable, (1) if such Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an Unreimbursed Amount, or (2) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize 103% of the then Outstanding Amount of all L/C Obligations.
(ii)Cash Collateralization Upon Event of Default. Without limiting Issuing Banks’ or Administrative Agent’s rights under applicable law or pursuant to Section 2.2(e)(i) or the applicable Issuer Documents, upon the occurrence and during the continuation of an Event of Default under Section 7 (Events of Default), Administrative Agent may, and at the direction of the Requisite Lenders shall, require Borrower to Cash Collateralize the outstanding Letters of Credit.
(iii)Grant of Security Interest. All Cash Collateral provided by or on behalf of Borrower (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts located in the United States, at one or more institutions selected by Administrative Agent. Borrower hereby grants to Administrative Agent, for the benefit of Administrative Agent and each Issuing Bank, and agrees to maintain, a first-priority security interest in all such Cash Collateral. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and the applicable Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(iv)Termination of Requirement. Cash Collateral furnished by or on behalf of Borrower shall be released promptly following (i) the elimination of the obligations giving rise thereto or (ii) Administrative Agent’s (and the applicable Issuing Bank’s) good faith determination that there exists excess Cash Collateral; provided that, Cash Collateral shall not be released during the existence of a Default or Event of Default.

(f)    Obligations Absolute. The obligation of Borrower to reimburse the applicable Issuing Bank for each drawing under each Letter of Credit and to repay each Loan deemed made pursuant to Section 2.2(d) (Drawings and Reimbursements) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Financing Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the applicable Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of Borrower or any waiver by such Issuing Bank which does not in fact materially prejudice Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the applicable Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)any payment by the applicable Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)any amendment or waiver of or any consent or departure from all or any of the provisions of the Financing Documents or Letter of Credit;
(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower; or
(x)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.
Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the applicable Issuing Bank. Borrower shall be conclusively deemed to have waived any such claim against such Issuing Bank and its correspondents unless such notice is given as aforesaid.
(g)    Role of an Issuing Bank. Borrower agrees that, in paying any drawing under a Letter of Credit, the applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that, this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in Sections 2.2(f)(i) through 2.2(f)(ix) (Obligations Absolute); provided that, anything in such Sections to the contrary notwithstanding, Borrower may have a claim against any Issuing Bank, and such Issuing Bank may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of all the documents specified in such Letter of Credit strictly complying with the terms and conditions of a Letter of Credit, such willful misconduct, gross negligence, or willful failure as determined by a final, non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via a Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(h)    Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and Borrower when a Letter of Credit is issued or when it is amended with the consent of the beneficiary thereof, the rules of the ISP shall apply to each Letter of Credit and as to all matters not governed thereby, the law of the State of New York. Notwithstanding the foregoing, no Issuing Bank shall be responsible to Borrower for, and each Issuing Bank’s rights and remedies against Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)    Letter of Credit Fees.
(i)Borrower shall pay to Administrative Agent for the account of each Issuing Bank and participating Lender, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit applicable to such Issuing Bank or participating Lender, as applicable, equal to the Applicable Margin per annum for Term SOFR Loans times the daily maximum aggregate amount available to be drawn under such Letter of Credit times the Issuing Bank’s or Lender’s, as applicable, Pro Rata Share of such Letter of Credit.
(ii)Borrower agrees to pay each Issuing Bank that issues a Letter of Credit a letter of credit fronting fee (the “Fronting Fee”) in an amount equal to 0.15% per annum of the daily maximum aggregate amount available to be drawn under such Letter of Credit issued by such Issuing Bank.
(iii)For purposes of computing the daily maximum aggregate amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4 (Letter of Credit Amounts). Letter of Credit Fees and Fronting Fees shall be (i) due and payable on each Quarterly Payment Date (commencing with the first such date to occur after the issuance of such Letter of Credit), on the Letter of Credit Expiration Date and thereafter on demand (to the extent remaining unpaid) and (ii) computed on a quarterly basis in arrears.
(j)    Documentary and Processing Charges Payable to Applicable Issuing Bank. Borrower shall pay directly to the applicable Issuing Bank, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank in connection with Letters of Credit issued by such Issuing Bank as from time to time in effect. Such customary fees and standard costs and charges, if any, are due and payable on demand and are nonrefundable.

(k)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(l)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary or for the account of a Subsidiary, Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit in support of any obligations of Subsidiaries inures to the benefit of Borrower and such Subsidiaries, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(m)    Resignation as Issuing Bank. Any Issuing Bank may, upon sixty (60) days’ notice to Borrower and Administrative Agent, resign as Issuing Bank. In the event of any such resignation as Issuing Bank, Borrower (or, if Borrower fails to make such appointment in thirty (30) days, Administrative Agent) shall be entitled to appoint a Person who is an Eligible Assignee with the Required Ratings (or whose guarantor, as contemplated by the definition of “Required Ratings,” has the Required Ratings) and reasonably satisfactory to Administrative Agent as a successor Issuing Bank hereunder. If any Issuing Bank resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit that it issued, including Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto. Upon the appointment of a successor Issuing Bank, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the successor Issuing Bank shall issue letters of credit in substitution for the applicable Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable Issuing Bank to effectively assume the obligations of such Issuing Bank with respect to such Letters of Credit and (iii) the resigning Issuing Bank shall assign its Letter of Credit Issuance Commitment to issue Letters of Credit and Loans, as applicable, to such successor Issuing Bank.
(n)    Replacement of Issuing Banks.
(i)If at any time an Issuing Bank (or its guarantor, as contemplated by the definition of “Required Ratings”) ceases to have the Required Ratings, then such Issuing Bank shall promptly, and in any event within two (2) Business Days after such cessation, notify Borrower thereof and Borrower may, upon thirty (30) days’ prior written notice, in each case, to such Issuing Bank and Administrative Agent, (A) (x) elect to replace such Issuing Bank in its capacity as an Issuing Bank with a Person selected by Borrower and with the Required Ratings (or whose guarantor, as contemplated by the definition of “Required Ratings,” has the Required Ratings) so long as such Person is an Eligible Assignee and is reasonably satisfactory to Administrative Agent and (y) cause such Issuing Bank to assign its Letter of Credit Issuance Commitment to issue Letters of Credit and its Loans to the successor Issuing Bank or (B) cause such Issuing Bank to assign its Letter of Credit Issuance Commitment to issue Letters of Credit and its Loans, as applicable, to another or additional Issuing Bank selected by Borrower and with the Required Ratings (or whose guarantor, as contemplated by the definition of “Required Ratings,” has the Required Ratings), so

long as such Person is an Eligible Assignee and is reasonably satisfactory to Administrative Agent; and
(ii)Borrower shall notify Administrative Agent of any such replacement of an Issuing Bank pursuant to Section 2.2(n)(i) above. At the time any such replacement shall become effective, Borrower shall have (A) paid all unpaid fees and Unreimbursed Amounts accrued for the account of the replaced Issuing Bank pursuant to Section 2.10 (Fees) and (B) effected the cancellation and return to the replaced Issuing Bank of its Letters of Credit outstanding at such time. From and after the effective date of any such replacement, (1) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (2) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights, powers, privileges and duties of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.
2.3Swingline Loans.
(a)    Subject to the terms and conditions set forth herein, each Swingline Lender, in reliance upon the agreements of Borrower and the other Lenders set forth in this Section 2.3 (Swingline Loans), shall make loans to Borrower (each such loan, a “Swingline Loan”) from time to time on any Business Day during the Availability Period (but excluding the Commitment Termination Date) in an aggregate amount such that the outstanding amount of Swingline Loans issued by all Swingline Lenders shall not exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that the Revolving Exposure for any Swingline Lender may exceed the amount of such Lender’s Commitment (solely as a result of such Swingline Loans); provided that, after giving effect to any Swingline Loan, the aggregate Revolving Exposure for all Lenders shall not exceed the aggregate amount of the Commitment; provided further that, Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower may borrow Swingline Loans under this Section 2.3 (Swingline Loans), repay Swingline Loans under Section 2.3(k) and reborrow Swingline Loans under this Section 2.3 (Swingline Loans). Each Swingline Loan shall be a Base Rate Loan. Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from each Swingline Lender, on a several and not joint basis, a participation in such Swingline Lender’s Swingline Loan in an amount equal to its Pro Rata Share of the amount of such Swingline Loan; provided that, no Lender shall be required to participate in a Swingline Loan if such Lender’s Revolving Exposure would exceed its Commitment as a result of such participation (and the amount of the Swingline Loan shall be correspondingly reduced to account for such Lender not participating therein).

(b)    Borrower may request a Swingline Loan borrowing by delivering a Swingline Loan Notice appropriately completed to a Swingline Lender and Administrative Agent, no later than 11:00 a.m., New York City time, on the Business Day of the proposed borrowing date.

(c)    Each Swingline Loan Notice delivered pursuant to this Section 2.3 (Swingline Loans) shall be substantially in the form of Exhibit D-4 hereto. Each such Swingline Loan Notice shall be irrevocable, shall refer to this Agreement and shall specify:

(i) the requested borrowing date (which shall be a Business Day);

(ii) the amount of the requested Swingline Loan Borrowing;

(iii) the account into which the proceeds of the Swingline Loan are to be deposited or instructions for the direct application of proceeds, as applicable; and

(iv) that each of the conditions precedent to such Swingline Loan Borrowing has been satisfied or waived.

(d)    The currency specified in a Swingline Loan Notice for a Swingline Loan must be Dollars.

(e)    The aggregate amount of the proposed Swingline Loan borrowing must be an amount that is (A) no more than the available Commitments, (B) no more than the available Swingline Sublimit, (C) not less than $1,000,000 and an integral multiple of $100,000 and (D) if the available Commitments or the available Swingline Sublimit is less than $1,000,000, equal to the lesser of the available Commitments and the available Swingline Sublimit.

(f)    Promptly after receipt of any Swingline Loan Notice for a Swingline Loan under this Section 2.3 (Swingline Loans), each relevant Swingline Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Swingline Loan Notice from Borrower and, if not, each such Swingline Lender will provide Administrative Agent with a copy thereof. Unless the relevant Swingline Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., New York City time, on the date of the proposed Swingline Loan borrowing that one or more of the applicable conditions precedent to such Swingline Loan is not then satisfied or waived, then, subject to the terms and conditions hereof, each such Swingline Lender will, not later than 3:00 p.m., New York City time, on the date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to Borrower in immediately available funds.

(g)    Reimbursement of Swingline Loans.

(i) Each Swingline Lender shall give Administrative Agent prompt notice of any Swingline Loan made by such Swingline Lender no later than 10:00 a.m., New York City time, on the Business Day immediately succeeding the date of such payment by such Swingline Lender. Administrative Agent shall promptly provide a copy of such notice to each of the Lenders.

(ii) Each Swingline Lender at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes each Swingline Lender to so request on its behalf), that each Lender make a Loan that is a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swingline Loans made by such Swingline Lender that are then outstanding (the “Refunded Swingline Loans”). Such request shall be made in writing (which written request shall be deemed to be a Funding Notice for purposes hereof) and in accordance with the requirements of Section 2.1(b) (Borrowing Mechanics), without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans but subject to the unutilized portion of the Commitments and the conditions precedent set forth in Section 3.2 (Conditions to Each Credit Extension). Such Swingline Lender shall furnish Borrower with a copy of the applicable deemed Funding Notice (which need not be in the form attached hereto as Exhibit D-2) promptly after delivering such notice to Administrative Agent. Administrative Agent shall promptly advise each Lender of any deemed Funding Notice delivered pursuant to this Section 2.3(g)(ii) (Reimbursement of Swingline Loans) and each such Lender’s Pro Rata Share of the Refunded Swingline Loans. Each Lender shall make an amount equal to its Pro Rata Share of the Refunded Swingline Loans specified in such deemed Funding Notice available to Administrative Agent in immediately available funds for the account of the applicable Swingline Lender not later than 1:00 p.m., New York City time, on the day specified in such deemed Funding Notice, whereupon, subject to Section 2.3(g)(iii) (Reimbursement of Swingline Loans), each Lender that so makes funds available shall be deemed to have made a Loan that is a Base Rate Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the Swingline Lender making such request pursuant to this provision.

(iii) If for any reason any Swingline Loan cannot be refinanced by such a Loan in accordance with Section 2.3(g)(ii) (Reimbursement of Swingline Loans), the request for a Loan that is a Base Rate Loan by a Swingline Lender as set forth herein shall be deemed to be a request by such Swingline Lender that each of the Lenders fund its participation based on its Pro Rata Share in the relevant Swingline Loan and each Lender’s payment to Administrative Agent for the account of such Swingline Lender pursuant to Section 2.3(g)(ii) (Reimbursement of Swingline Loans) shall be deemed payment in respect of such participation.

(iv) If any Lender fails to make available to Administrative Agent for the account of a Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(g) (Reimbursement of Swingline Loans) by the time specified in Section 2.3(g)(ii) (Reimbursement of Swingline Loans), such Swingline Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swingline Lender at a rate per annum equal to the greater of (A) the Federal Funds Rate and (B) an overnight rate determined by such Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Swingline Lender in connection with the foregoing. If such Lender pays such Refunded Swingline Loan (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the Commitments or funded participation in the relevant Swingline Loan, as the case may be. A certificate of a Swingline Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iv) shall be conclusive absent manifest error.

(v) Each Lender’s obligation to make Loans or to purchase and fund participations in Swingline Loans pursuant to this Section 2.3(g) (Reimbursement of Swingline Loans) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against a Swingline Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that, each Lender’s obligation to make Loans (but not, for the avoidance of doubt, to purchase or fund participations) pursuant to this Section 2.3(g) (Reimbursement of Swingline Loans) is subject to the conditions set forth in Section 3.2 (Conditions to Each Credit Extension). No such funding of participations shall relieve or otherwise impair the obligation of Borrower to repay Swingline Loans, together with interest as provided herein.

(h)    Repayment of Participations.

(i) At any time after any Lender has purchased and funded a participation in a Swingline Loan, if the applicable Swingline Lender receives any payment on account of such Swingline Loan, such Swingline Lender will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by such Swingline Lender.

(ii) If any payment received by a Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by such Swingline Lender under any of the circumstances described in Section 9.10 (Marshalling; Payments Set Aside), each Lender shall pay to such Swingline Lender its Pro Rata Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the greater of (A) the Federal Funds Effective Rate and (B) an overnight rate determined by such Swingline Lender in accordance with banking industry rules on interbank compensation. Administrative Agent will make such demand upon the request of such Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(i)    Each Swingline Lender shall be responsible for invoicing Borrower for interest on its Swingline Loans. Each Swingline Lender shall send a preliminary invoice on the borrowing date for such Swingline Loan based on the interest rate provided by Administrative Agent in accordance with Section 4.08 (Interest Rate Determination). If a Swingline Lender’s invoice must be revised for any reason, such Swingline Lender will provide Borrower with the revised invoice three (3) Business Days prior to the related Swingline Loan Termination Date, and such revised invoice shall be due and payable on such Swingline Loan Termination Date; provided that, the interest rate stated on the preliminary invoice may not be revised other than in accordance with Section 2.7 (Interest on Loans). Until each Lender funds its Refunded Swingline Loan or participation pursuant to this Section 2.3 (Swingline Loans) to refinance such Lender’s Pro Rate Share of any Swingline Loan, interest in respect of such Pro Rata Share shall be solely for the account of the applicable Swingline Lender.

(j)    Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the applicable Swingline Lender; provided that, (i) Administrative Agent shall notify Borrower of (A) any participations in any Swingline Loan funded pursuant to Section 2.3(g)(iii) (Swingline Loans) and (B) any Loans made by Lenders pursuant to Section 2.3(g)(ii) (Swingline Loans), and (ii) thereafter, payments in respect of such Swingline Loans shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to such Lenders and to such Swingline Lender, as their interests may appear.

(k)    Borrower shall repay each Swingline Lender the aggregate amount of such Swingline Lender’s outstanding Swingline Loans on the earlier to occur of (i) the end of the

Commitment Availability Period and (ii) the date that is fifteen (15) days after such Swingline Loan is made (such earlier date, the “Swingline Loan Termination Date”); provided that if such day is not a Business Day, then repayment shall be made on the next succeeding Business Day.

(l)    Any Swingline Lender may upon thirty (30) days’ notice to Borrower resign as a Swingline Lender. In the event of any such resignation as a Swingline Lender, Borrower shall be entitled to appoint from among the other Lenders a successor Swingline Lender hereunder; provided that, (i) no Lender shall be appointed as a Swingline Lender without its written consent, and (ii) no failure by Borrower to appoint any such successor shall affect the resignation of a Swingline Lender as a Swingline Lender. If a Swingline Lender resigns as a Swingline Lender, it shall retain all the rights of a Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans that are Base Rate Loans or fund participations in outstanding Swingline Loans pursuant to Section 2.3(g) (Swingline Loans). Upon the appointment of a successor Swingline Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of a Swingline Lender.

(m)    Cash Collateralization. At any time that there shall exist a Defaulting Lender, Borrower shall, if the full amount of the Defaulting Lender’s Pro Rata Share of the aggregate principal amount of all Swingline Loans outstanding at such time has not been reallocated pursuant to Section 2.19(a)(iii), deliver to the Swingline Lender Cash Collateral in an amount equal to the Minimum Collateral Amount.

2.4Pro Rata Shares; Availability of Funds.

(a)Pro Rata Shares.
(i)(A) Loans made pursuant to Section 2.1 (Loans) shall be made by Lenders simultaneously and proportionately such that after giving effect to such Loans, the Outstanding Amount of each Lender’s Loans and L/C Obligations shall equal their Pro Rata Shares of the aggregate Commitments, and (B) all Letters of Credit shall be issued on a non-ratable basis by Issuing Banks with a Fronting Limit to the extent provided in Section 2.2(b) (Fronting).
(ii)[Reserved].
(iii)No Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan in respect of which such other Lender has a Commitment requested hereunder nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan in respect of which such other Lender has a Commitment requested hereunder.

(b)    Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date (any such amount made available by Administrative Agent to Borrower, the “Corresponding Amount”). If such Corresponding Amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such Corresponding Amount on demand from such Lender, together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. In the event that Administrative Agent does not make available to Borrower a requested amount on the applicable Credit Date until such time as all applicable Lenders have made payment to Administrative Agent, Administrative Agent shall deem any payment by or on behalf of a Lender hereunder that is not made in immediately available funds prior to the time period specified herein and such delay causes Administrative Agent’s failure to fund to Borrower in accordance with its Funding Notice, a non-conforming payment and such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by Borrower through and including the time of Borrower’s receipt of the requested amount. If such Lender does not pay such Corresponding Amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such Corresponding Amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Loans. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.
2.5Use of Proceeds. Letters of Credit and the proceeds of Loans shall be available and applied, respectively, for general corporate purposes of Borrower and its Subsidiaries.
2.6Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)    Lenders’ Evidence of Debt. Each Lender and Issuing Bank shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender or Issuing Bank, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided that, the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s or Issuing Banks’ Commitment or Borrower’s Obligations in respect of any applicable Loans; and provided further that, in the event of any inconsistency between the Register and any Lender’s or Issuing Bank’s records, the recordations in the Register shall govern.
(b)    Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of all

Lenders and Issuing Banks; the Commitments and Loans of each Lender and Issuing Bank; and principal amounts (and stated interest) of the Loans owing to each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by Borrower or any Lender or Issuing Bank (with respect to (i) any entry relating to such Lender’s or Issuing Bank’s Loans or L/C Obligations or (ii) the identity of the other Lenders and Issuing Banks (but not any information with respect to such other Lenders’ or Issuing Bank’s Loans or L/C Obligations)) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans in accordance with the provisions of Section 9.6 (Successors and Assigns; Participations), and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower, each Lender and each Issuing Bank, absent manifest error; provided that, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s or Issuing Bank’s Commitment or Borrower’s Obligations in respect of any Loan. Borrower hereby designates Administrative Agent to serve as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.6(b), and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees” under Section 9.3(a) (Indemnity).
(c)    Notes. If so requested by any Lender or Issuing Bank by written notice to Borrower (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender or Issuing Bank (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender or Issuing Bank pursuant to Section 9.6 (Successors and Assigns; Participations)) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after receipt by Borrower of such notice) a Note or Notes to evidence such Lender’s or such or Issuing Bank’s Loan, as the case may be.
2.7Interest on Loans.
(a)    Except as otherwise set forth herein (without duplication of amounts payable in connection with Section 2.7(f) (Interest on Loans)), each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
(i)if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or
(ii)if a Term SOFR Loan, at the Term SOFR plus the Applicable Margin.
(b)    The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Term SOFR Loan, shall be selected by Borrower and notified to Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.

(c)    In connection with Term SOFR Loans there shall be no more than six (6) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if not then outstanding) will be made as (or if outstanding as a Base Rate Loan will remain as) a Base Rate Loan, or if outstanding as a Term SOFR Loan, will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan. In the event Borrower fails to specify an Interest Period for any Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one (1) month. As soon as practicable on each Term SOFR Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Term SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d)    Interest payable pursuant to this Section 2.7 shall be computed (i) in the case of Base Rate Loans, on the basis of a three hundred sixty-five (365) or three hundred sixty-six (366) day year, as the case may be, and (ii) in the case of Term SOFR Loans, on the basis of a three hundred sixty (360) day year, in each case, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such Base Rate Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Term SOFR Loan, the date of conversion of such Base Rate Loan to such Term SOFR Loan, shall be excluded; provided that, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.

(e)    Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided that, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.
(f)    Without duplication of any amounts payable under Section 2.7(a) (Interest on Loans), Borrower agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to (but excluding) the date such amount is reimbursed by or on behalf of Borrower or converted to a Base Rate Loan pursuant to Section 2.2(d) (Letters of Credit – Drawings and Reimbursements) at a rate per annum equal to (i) for the period from the date such drawing is honored to (but excluding) the date that is one (1) Business Day immediately following the date on which such drawing is honored, the rate of interest otherwise payable hereunder with respect to Base Rate Loans, and (ii) thereafter, a rate which is two percent

(2%) per annum in excess of the rate of interest otherwise payable hereunder with respect to Base Rate Loans.

(g)    Interest payable pursuant to Section 2.7(f) (Interest on Loans) shall be computed on the basis of a three hundred and sixty-five (365) / three hundred and sixty-six (366) day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed or converted in full.

2.8Conversion/Continuation.
(a)    Subject to Section 2.15 (Making or Maintaining Term SOFR Loans) and so long as no Default or Event of Default shall have occurred and then be continuing:
(i)Borrower shall have the option to convert at any time all or any part of any Loans, equal to $2,000,000 and integral multiples of $1,000,000 in excess of that amount, from one Type of Loan to another Type of Loan; provided that, a Term SOFR Loan may only be converted on a date other than the date of expiration of the Interest Period applicable to such Term SOFR Loan if Borrower shall pay all amounts due under Section 2.15 (Making or Maintaining Term SOFR Loans) in connection with any such conversion; or

(ii)in the case of Term SOFR Loans, Borrower shall have the option upon the expiration of any Interest Period applicable to any Term SOFR Loan, to continue all or any portion of such Loan equal to $2,000,000 and integral multiples of $1,000,000 in excess of that amount as a Term SOFR Loan.

(b)    Subject to Section 3.3 (Notices), Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 12:00 p.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a Term SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Term SOFR Loans shall be irrevocable, and Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

2.9Default Interest. If the principal amount of, any interest on or any fees in respect of the Loans or the Letters of Credit shall not be paid when due, such overdue amount shall bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is two percent (2%) per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is two percent (2%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided that, in the case of Term SOFR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Term SOFR Loans shall thereupon become Base Rate Loans and such overdue amounts shall thereafter bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent, any Lender or any Issuing Bank.

2.10Fees. In addition to certain fees described in Sections 2.2(i) and 2.2(j) (Letters of Credit):
(a)    From and after the Closing Date, Borrower agrees to pay to Lenders or Issuing Banks, as applicable, commitment fees equal to an amount equal to the Commitment Fee Rate multiplied by the average of the daily Aggregate Availability (collectively, “Commitment Fees”).
(b)    All Commitment Fees shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each applicable Lender or Issuing Bank its Pro Rata Share thereof.
(c)    All Commitment Fees shall be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year during the Availability Period, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.
(d)    In addition to any of the foregoing fees, Borrower agrees to pay to Agents and Administrative Agent for the account of Lenders and Issuing Banks such other fees in the amounts and at the times separately agreed upon (including pursuant to the Fee Letters).
2.11Voluntary Prepayments/Commitment Reductions.
(a)Voluntary Prepayments.
(i)Any time and from time to time Borrower may, without premium or penalty, prepay Loans on any Business Day in whole or in part, in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount; provided that, in any such case, such minimum amounts shall not apply to a prepayment of all outstanding Loans;
(ii)All such prepayments shall be made:
(A)upon not less than one (1) Business Day’s prior written or telephonic notice in the case of Base Rate Loans (other than Swingline Loans);
(B)upon not less than three (3) Business Days’ prior written or telephonic notice in the case of Term SOFR Loans; and

(C)upon prior written or telephonic notice in the case of Swingline Loans;

in each case, given to Administrative Agent or Swingline Lender, as applicable, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to Administrative Agent (and Administrative Agent will promptly deliver such written notice to each applicable Lender or Issuing Bank) or Swingline Lender. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that, such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a refinancing transaction) specified in such notice. Any such voluntary prepayment shall be applied as specified in Section 2.12(a) (Application of Voluntary Prepayments).

(b)Voluntary Commitment Reductions.
(i)Borrower may, upon not less than three (3) Business Days’ prior written or telephonic notice promptly confirmed by delivery of written notice thereof to Administrative Agent (which written notice Administrative Agent will promptly deliver to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the Aggregate Availability at the time of such proposed termination or reduction; provided that, any such partial reduction of the Commitments shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.
(ii)Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Commitments of each Lender and/or Issuing Bank proportionately to its Pro Rata Share thereof; provided that, such termination or reduction may be conditioned on the occurrence of any subsequent event (including a refinancing transaction).
2.12Application of Prepayments.
(a)    Application of Voluntary Prepayments. With respect to each prepayment made pursuant to Section 2.11(a) (Voluntary Prepayments), on the date specified in the notice of prepayment delivered pursuant to Section 2.11(a)(ii) (Voluntary Prepayments), such prepayment of the Loans shall be applied pro rata to:
(i)the principal of, and accrued but unpaid interest on, the Loans to be prepaid;
(ii)any additional amounts required to be paid pursuant to Section 2.15(c) (Compensation for Breakage or Non-Commencement of Interest Periods); and
(iii)any other Obligations due in connection with any prepayment under the Financing Documents.

(b)    Application of Prepayments of Loans to Base Rate Loans and Term SOFR Loans. Any prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Term SOFR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.15(c) (Compensation for Breakage or Non-Commencement of Interest Periods).
2.13General Provisions Regarding Payments.
(a)    All payments by Borrower of principal, interest, fees and other Obligations shall be made in immediately available funds, without reduction, defense, recoupment, setoff or counterclaim, free of any restriction or condition, and, except as otherwise required herein, delivered to Administrative Agent not later than 3:00 p.m. (New York City time) on the date due at the Principal Office of Administrative Agent for the account of Lenders.
(b)    All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c)    Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s or Issuing Bank’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.
(d)    Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans, in lieu of its Pro Rata Share of any Term SOFR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(e)    Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to such Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Commitment Fees hereunder.
(f)    Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in immediately available funds prior to 3:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1(a) (Failure to Make Payments When Due). Interest and fees shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.9 (Default Interest) from the date such amount was due and payable until the date such amount is paid in full.
(g)    [Reserved].
(h)    Loans Under Existing Credit Agreement. Borrower acknowledges and agrees that as of the Closing Date (prior to the amendment and restatement of the Existing Credit Agreement pursuant to the terms of this Agreement): (A) there are no Loans outstanding under the Existing Credit Agreement; and (B) there are no Letters of Credit outstanding under the Existing Credit Agreement. All Commitments shall hereafter be assigned or re-allocated among the Lenders, respectively, and after giving effect hereto, the percentages of Commitments as of the Closing Date are as set forth on Appendix A.

(i)    Exiting Lender. In accordance with Section 2.20(c) (Removal or Replacement of a Lender) of the Existing Credit Agreement, (A) Banc of America Credit Products, Inc. (the “Exiting Lender”) is a Non-Consenting Lender (as defined in the Existing Credit Agreement) in connection with the amendment and restatement of the Existing Credit Agreement contemplated hereby, and (B) Borrower has, by giving written notice to Administrative Agent and the Exiting Lender of its election to do so, elected to cause the Exiting Lender (and the Exiting Lender is irrevocably obligated to agree) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees in accordance with the provisions of Section 9.6 (Successors and Assigns; Participations) of the Existing Credit Agreement. Accordingly, upon giving effect to this Agreement on the Closing Date, the outstanding Commitments (as defined in the Existing Credit Agreement) of the Exiting Lender shall be fully assigned at par to the other Lenders party hereto to the extent necessary such that after giving effect thereto the Commitments shall be held by the Lenders (which, for the avoidance of doubt, excludes the Exiting Lender) according to Appendix A; provided that, fees that have accrued for the account of the Exiting Lender prior to the Closing Date will be paid to the Exiting Lender, and the Exiting Lender shall cease to be a Lender under this Agreement as of the Closing Date. The assignments effected by this Section 2.13(i) shall be an assignment for all purposes of this Agreement and be deemed to have been consummated in accordance with Section 9.6 (Successors and Assigns; Participations) of the Existing Credit Agreement.

2.14Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Financing Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Financing Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.14 shall not be construed to apply to (i) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (ii) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.
2.15Making or Maintaining Term SOFR Loans.
(a)    Inability to Determine Applicable Interest Rate. Subject to Section 2.24 (Benchmark Replacement Setting), if, on or prior to the first day of any Interest Period for any Term SOFR Loan, Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR, then Administrative Agent shall give notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist: (x) any Funding Notice that requests a Term SOFR Loan shall instead be deemed to be a Funding Notice for a Base Rate Loan; and (y) any outstanding Term SOFR Loan shall on and from the end of the applicable Interest Period be converted by Administrative Agent to, and shall constitute, a Base Rate Loan.

(b)    Illegality. Subject to Section 2.24 (Benchmark Replacement Setting), in the event that on any date any Lender (such Lender, an “Affected Lender”) shall have reasonably determined that a Change in Law has made the making, maintaining, converting to or continuation of its Term SOFR Loans unlawful, or that any Governmental Authority has asserted that it is unlawful, then such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If Administrative Agent receives a notice from any Lender pursuant to the foregoing, then (i) the obligation of such Affected Lender to make Loans as, or to convert Loans to, Term SOFR Loans shall be suspended until such notice shall be withdrawn by such Affected Lender, (ii) to the extent such determination by the Affected Lender relates to a Term SOFR Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (iii) such Affected Lender’s obligations to maintain its outstanding Term SOFR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and (iv) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Term SOFR Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.15(c) (Compensation for Breakage or Non-Commencement of Interest Periods), to rescind such Funding Notice or Conversion/

Continuation Notice as to all Lenders by giving written (which may be by e-mail) or telephonic notice (promptly confirmed by delivery of written notice thereof) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).

(c)    Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, within thirty (30) days of written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its Term SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Term SOFR Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Term SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Term SOFR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Term SOFR Loans is not made on any date specified in a notice of prepayment given by Borrower. With respect to any Lender’s claim for compensation under this Section 2.15, Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) calendar days prior to the date that such Lender notifies Borrower of the event that gives rise to such claim.

(d)    Booking of Term SOFR Loans. Any Lender may make, carry or transfer Term SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
2.16Increased Costs; Capital Adequacy.
(a)    Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.17 (Taxes; Withholding, Etc.) (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include each Agent and Issuing Bank for purposes of this Section 2.16(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law has occurred that: (i) subjects such Lender (or its applicable lending office or Affiliate) or any company controlling such Lender to any additional Tax (other than any Indemnified Taxes, Other Taxes covered by Section 2.17 (Taxes; Withholding, Etc.) or Excluded Taxes) with respect to this Agreement or any of the other Financing Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Term SOFR Loans that are reflected in the definition of Term SOFR) or any company controlling such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder; and the result of any of the foregoing is to increase the cost or decrease the yield to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) hereunder or to increase the cost to such Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit); then, in any such case, Borrower shall pay to such Lender, within thirty (30) days following receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in yield or amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Notwithstanding any of the foregoing, a Lender shall be entitled to request compensation for increased costs or expenses described in this Section 2.16(a) only to the extent it is the general practice or policy of such Lender to request such compensation from other borrowers under comparable facilities under similar circumstances.

(b)    Capital Adequacy Adjustment. In the event that any Lender (which term shall include each Issuing Bank for purposes of this Section 2.16(b)) shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) the introduction, adoption, effectiveness, phase in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or Letters of Credit to a level below that which such Lender or such controlling company could have achieved but for such introduction, adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy), then from time to time, within thirty (30) days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Notwithstanding any other provision herein, no Lender or Issuing Bank shall demand compensation pursuant to Section 2.16(a) or 2.16(b) if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation from similarly situated borrowers.

(c)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.16 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that, Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.16 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.17Taxes; Withholding, Etc.
(a)    Payments to Be Free and Clear. All sums payable by or on behalf of Borrower hereunder and under the other Financing Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax, except to the extent required by law.
(b)    Withholding of Taxes. If any applicable law (as determined in the good-faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall (i) be entitled to make such deduction or withholding; (ii) pay, or cause to be paid, the full amount deducted or withheld to the appropriate Governmental Authority before the date on which penalties attach thereto; and (iii) if the Tax is an Indemnified Tax, and unless otherwise provided in this Section 2.17, then the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of the deduction, withholding or payment for Indemnified Taxes (including such deductions and withholdings applicable to additional sums payable under this Section 2.17(b)), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction, withholding or payment for Indemnified Taxes been made.
(c)    Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(c)(ii)(A), 2.17(c)(ii)(B), and 2.17(c)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Financing Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(4)to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)If a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered under this Section 2.17(c) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(d)    Payment of Other Taxes. Without limiting the provisions of Section 2.17(b) (Withholding of Taxes), Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of any Other Taxes. Borrower shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e)    Evidence of Payments. Within thirty (30) days after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.17, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(f)    Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of Indemnified Taxes (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund, from the Governmental Authority imposing the Tax, of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank, and applicable laws include FATCA.
(i)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Document.

2.18Obligation to Mitigate. Each Lender (which term shall include each Issuing Bank for purposes of this Section 2.18) agrees that, as promptly as practicable after the officer of such Lender that is directly or indirectly responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Sections 2.15 (Making or Maintaining Term SOFR Loans), 2.16 (Increased Costs; Capital Adequacy) or 2.17 (Taxes; Withholding, Etc.), it will (at the request of Borrower), to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 2.15 (Making or Maintaining Term SOFR Loans), 2.16 (Increased Costs; Capital Adequacy) or 2.17 (Taxes; Withholding, Etc.) would be eliminated or materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect the Commitments, Loans or Letters of Credit or the interests of such Lender; provided that, such Lender will not be obligated to utilize such other office pursuant to this Section 2.18 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.18 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.19Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Defaulting Lender Waterfall Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 (Events of Default) or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 9.4 (Set Off) shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, as Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fourth, if so determined by Administrative Agent and Borrower, to be held in a Deposit Account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders (including the Swingline Lender) or any Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender (including the Swingline Lender) or such Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii)Certain Fees. No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.10(a) (Fees) or Section 2.2(i) (Letters of Credit – Letter of Credit Fees) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iii)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Lenders that are not Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the principal amount of all outstanding Loans and L/C Obligations of any Lender that is not a Defaulting Lender to exceed such Lender’s Commitment. Subject to Section 2.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Lender that is not a Defaulting Lender as a result of such Lender’s increased exposure following such reallocation.
(b)    Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

2.20Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.15 (Making or Maintaining Term SOFR Loans), 2.16 (Increased Costs; Capital Adequacy) or 2.17 (Taxes; Withholding, Etc.), and (ii) such Lender shall fail to withdraw such notice within five (5) Business Days after Borrower’s request for such withdrawal; (b) (i) any Lender shall become a Defaulting Lender and continues to be a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default pursuant to Section 2.19(b) (Defaulting Lender Cure) within five (5) Business Days after Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.5(b) (Affected Lenders’ Consent), the consent of the Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 9.6 (Successors and Assigns; Participations) and Borrower shall pay the fees, if any, payable thereunder and any other expenses incurred by Borrower or the Lender Parties in connection with any such assignment from an Increased Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided that, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10 (Fees) (but, in the case of any Defaulting Lender, subject to Section 2.19(a)(ii) (Certain Fees)); (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15(c) (Compensation for Breakage or Non-Commencement of Interest Periods), 2.16 (Increased Costs; Capital Adequacy) or 2.17 (Taxes; Withholding, Etc.) as if it were a prepayment (without regard to any pro rata payment obligation in respect of any other Loans); (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; and (4) in the case of any such assignment resulting from a claim for payment under Section 2.16 (Increased Costs; Capital Adequacy) or 2.17 (Taxes; Withholding, Etc.), or payments required to be made pursuant to Section 2.17 (Taxes; Withholding, Etc.), such assignment will result in a reduction of such payments; provided that, Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank, unless, prior to the effectiveness of such election, Borrower shall have caused the outstanding Letters of Credit issued thereby to be cancelled or Cash Collateralized pursuant to Section 2.2(e) (Letters of Credit – Cash Collateral). Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided further that, any rights of a Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Borrower exercises its option hereunder to cause an assignment by such Lender as a Terminated

Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.6 (Successors and Assigns; Participations). In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.6 (Successors and Assigns; Participations) on behalf of a Terminated Lender and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.6 (Successors and Assigns; Participations).

2.21Increased Commitments.
(a)    Borrower shall have the right, at any time after the Closing Date and from time to time prior to the date that is thirty (30) days prior to the Commitment Termination Date, to increase the aggregate Commitments hereunder up to a maximum aggregate amount equal to $2,500,000,000 by causing one or more Additional Commitment Lenders (which may include any existing Lender, provided that, no existing Lender shall be obligated to increase its Commitment) to provide a (or, in the case of an existing Lender, to increase its) Commitment (each such increase, a “Commitment Increase”), provided that, (A) no Lender shall have any obligation hereunder to become an Additional Commitment Lender and any election to do so shall be in the sole discretion of each Lender and (B) each Additional Commitment Lender shall have entered into an agreement in form and substance reasonably satisfactory to Borrower and Administrative Agent pursuant to which such Additional Commitment Lender shall provide a Commitment (or, if such Additional Commitment Lender is an existing Lender, pursuant to which its Commitment shall be increased). Notwithstanding the foregoing, no Commitment Increase pursuant to this Section 2.21 shall be effective unless:

(i) Borrower shall have given Administrative Agent notice of any such increase at least five (5) Business Days prior to the relevant effective date of such Commitment Increase;

(ii) no Default or Event of Default shall have occurred and be continuing on such effective date; and

(iii) each of the representations and warranties of Borrower in the Financing Documents is true and correct in all material respects on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date), except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects (after giving effect to any qualification therein) on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date).

(b)    Each notice under clause (a)(i) above shall be deemed to constitute a representation and warranty by Borrower as to the matters specified in clauses (a)(ii) and (a)(iii) above. On the effective date of each Commitment Increase, Administrative Agent may, in consultation with Borrower, take any and all actions as may be reasonably necessary to ensure that, after giving effect to such Additional Commitment Lender’s Commitment Increase, the percentage of the aggregate Loans held by each Lender (including each such Additional Commitment Lender) will equal the percentage of the aggregate Commitments of all Lenders represented by such Lender’s

Commitment (which may be accomplished, at the discretion of Administrative Agent following consultation with Borrower, (x) by requiring the outstanding Loans to be prepaid with the proceeds of a new Loan, (y) by causing non-increasing Lenders to assign portions of their outstanding Loans to Additional Commitment Lenders or (z) by a combination of the foregoing).

2.22Currency Matters. All Obligations of Borrower under the Financing Documents shall be payable in Dollars. All calculations, comparisons, measurements or determinations under the Financing Documents shall be made in Dollars.
2.23Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
2.24Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Financing Document:
(a)    Benchmark Replacement.If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then Administrative Agent and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (without any further action or consent of any other party to this Agreement or any other Financing Document), so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right, in consultation with Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document.

(c)    Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.24(d), and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Document or any notification by Administrative Agent, except as expressly required pursuant to this Section 2.24.

(d)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)    Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any Funding Notice for a Term SOFR Loan to be made and any request for a conversion of a Base Rate Loan to a Term SOFR Loan and, failing that, Borrower will be deemed to have converted any Funding Notice for a Term SOFR Loan into a request for a Base Rate Loan and to have revoked any request for a conversion of a Base Rate Loan into a Term SOFR Loan. Furthermore, if any Term SOFR Loan is outstanding on the date of Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.24, such Term SOFR Loan shall, on the last day of the then-current Interest Period for such Term SOFR Loan, be converted by Administrative Agent to, and shall constitute a Base Rate Loan.

2.25Amend and Extend.
(a)    Borrower may at any time and from time to time request that all or a portion of the Commitments (each, an “Existing Commitment”) be converted to extend the scheduled maturity date of any payment of principal with respect to all or a portion of any principal amount of such Commitments (any Commitments which have been so converted, “Extended Commitments”) and to provide for other terms consistent with this Section 2.25. In order to establish any Extended Commitments, Borrower shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each of the Lenders, which such request shall be offered equally to all Lenders) (an “Extension Request”) setting forth the date on which Borrower proposes that the Extended Commitments shall be effective, which shall be a date not less than thirty (30) days after the date on which such notice is delivered to Administrative Agent, and the proposed terms of the Extended Commitments to be established, which terms shall be identical in all material respects to the Existing Commitments; provided that, (i) the scheduled Final Maturity Date shall be extended for such Extended Commitments, (ii) (A) the interest margins and commitment fees with respect to the Extended Commitments may be higher or lower than the interest margins and commitment fees for the Existing Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any increased margins or commitment fees contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) all borrowings and all repayments of outstanding loans (including permanent repayments) under the Extended Commitments shall be made on a pro rata basis or less than pro rata basis with all other Commitments, and (iv) the Extension Amendment may provide for such other terms and conditions (in addition to those provided in the foregoing clauses (i) through (iii)) with respect to the Extended Commitments that either, at the option of Borrower, (x) reflect market terms and conditions (taken as a whole) at the time of such Extension Amendment (as determined by Borrower in good faith), (y) if otherwise not consistent with the Existing Commitments subject to such Extension Request, are not materially more restrictive to Borrower (as determined by Borrower in good faith), when taken as a whole, than the terms of such Existing Commitments subject to such Extension Request, except, in each case under this clause (y), with respect to covenants and other terms applicable solely to any period after the Final Maturity Date of the Existing Commitments in effect immediately prior to such Extension Request or (z) such terms shall be reasonably satisfactory to Administrative Agent (provided that, at Borrower’s election, to the extent any term or provision is added for the benefit of the lenders of Extended Commitments, no consent shall be required from Administrative Agent or the Lenders to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders providing the Existing Commitments (and, for the avoidance of doubt, such term shall be deemed reasonably satisfactory to Administrative Agent)). No Lender shall have any obligation to agree to have any of its Commitments converted into Extended Commitments pursuant to any Extension Request; provided that, Borrower shall be entitled to exercise its right to remove any Lender who does not agree to such conversion as a Non-Consenting Lender pursuant to Section 2.20 (Removal or Replacement of a Lender).

(b)    Any Lender (an “Extending Lender”) wishing to have all or a portion of its Commitments subject to such Extension Request converted into Extended Commitments shall notify Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Commitments subject to such Extension Request that it has elected to convert into Extended Commitments. In the event that the aggregate amount of Commitments subject to Extension Elections exceeds the amount of Extended Commitments requested pursuant to the Extension Request, Commitments subject to Extension Elections shall be converted to Extended Commitments on a pro rata basis based on the amount of Commitments included in such Extension Election.
(c)    Extended Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by Section 2.25(e) and notwithstanding anything to the contrary set forth in Section 9.5 (Amendments and Waivers), shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments) executed by Borrower, Administrative Agent and the Extending Lenders. In addition to any terms and changes required or permitted by this Section 2.25 each Extension Amendment may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity of new Commitments obtained following the date of such Extension Amendment.
(d)    Notwithstanding anything to the contrary contained in this Agreement, on any date on which any existing Commitments are converted to extend the related scheduled maturity date(s) in accordance with this Section 2.25, in the case of the existing Commitments of each Extending Lender, the aggregate principal amount of such existing Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and the Extended Commitments shall be established as a separate class of Commitments (together with any other Extended Commitments so established on such date).
(e)    Administrative Agent and the Lenders hereby (i) consent to the consummation of the transactions contemplated by this Section 2.25 (including, for the avoidance of doubt, payment of any principal, interest, fees, or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Amendment) and (ii) hereby waive any requirement to obtain the consent of the Requisite Lenders for any Extension Amendment that is effectuated pursuant to Section 2.25(c).
(f)    No conversion of Commitments pursuant to any Extension Amendment in accordance with this Section 2.25 shall (i) constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement or (ii) be made if an Event of Default has occurred and is continuing.
(g)    At least three (3) Business Days prior to the effectiveness of the Extension Amendment, Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer that identifies each Lender and the amount of its Existing Commitments and Extended Commitments

(after giving effect to the applicable Extension Amendment), the maturity date of each Extending Lender’s Extended Commitments, and attaches a copy of the proposed Extension Amendment.
2.26Extension of Final Maturity Date.
(a)    Requests for Extension; Lender Elections to Extend. Not earlier than ninety (90) days prior to, nor later than thirty (30) days prior to, each anniversary of the Final Maturity Date then in effect, Borrower may, upon notice to Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Final Maturity Date then in effect. Within thirty (30) days of delivery of such notice, each Lender shall notify Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender's sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. Administrative Agent shall promptly notify Borrower and the Lenders of the Lenders' responses. Borrower may not extend the Maturity Date pursuant to this Section 2.26 more than two times.

(b)    Minimum Extension Requirement. The Final Maturity Date shall be extended only if Lenders holding more than 50% of the aggregate amount of Commitments (calculated excluding Defaulting Lenders and prior to giving effect to any replacements of Lenders permitted herein) have consented thereto. If so extended, the Final Maturity Date, as to the consenting Lenders, shall be extended to the same date in the following year, effective as of the date of such extension by the consenting Lenders (such effective date being the “Extension Effective Date”). Administrative Agent and Borrower shall promptly confirm to the Lenders such extension and the Extension Effective Date. As a condition precedent to such extension, Borrower shall deliver to Administrative Agent a certificate dated as of the Extension Effective Date signed by an Authorized Officer of Borrower (i) certifying that such extension has been duly authorized by Borrower, (ii) before and after giving effect to such extension, each of the representations and warranties in the Financing Documents shall be true and correct in all material respects on and as of the Extension Effective Date (or, if stated to have been made solely as of an earlier date, as of such earlier date), except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects (after giving effect to any qualification therein) on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date) and (iii) before and after giving effect to such extension no Default or Event of Default exists or will exist. Borrower shall prepay Loans outstanding on the Final Maturity Date with respect to any Lender that did not consent to an extension of such Final Maturity Date pursuant to this Section 2.26 to the extent necessary to keep Loans outstanding ratable with any revised and new Pro Rata Shares of all the Lenders effective as of such Final Maturity Date.

(c)    Non-Extending Lenders. If any Lender does not consent to the extension of the Final Maturity Date as provided in this Section 2.26, Borrower shall have the right to replace such Lender in accordance with Section 2.20 (Removal or Replacement of a Lender).

(d)    This Section shall supersede any provisions in Section 2.14 (Ratable Sharing) or Section 9.5 (Amendments and Waivers) to the contrary.

2.27Acknowledgement Regarding Any Supported QFCs. To the extent that the Financing Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 2.27, the following terms have the following meanings:
(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

(ii)“Covered Entity” means any of the following:
(A)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(B)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(C)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

SECTION 3.CONDITIONS PRECEDENT
3.1Closing Date. The occurrence of the Closing Date is subject to the satisfaction or waiver of the conditions precedent set forth in this Section 3.1, in each case to the satisfaction of Administrative Agent and each Lender (such satisfaction to be deemed upon each Lender’s delivery of a signature page to this Agreement to Administrative Agent), unless, in each case, waived by Administrative Agent and each Lender:
(a)    Financing Documents. Administrative Agent shall have received true, correct and complete copies of the following documents, each of which shall have been duly authorized, executed and delivered by the parties thereto:
(i)this Agreement; and
(ii)the Fee Letters.
(b)    Organizational Documents; Incumbency. Administrative Agent shall have received (i) each Organizational Document of Borrower certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority or the secretary or an assistant secretary of Borrower, as applicable; (ii) signature and incumbency certificates of certain Authorized Officers of Borrower, including each Authorized Officer who is authorized to execute Funding Notices and Issuance Notices delivered under this Agreement (with such amendments or modifications as may be approved by Administrative Agent); (iii) resolutions of the board of directors of Borrower, approving and authorizing the execution, delivery and performance of this Agreement and the other Financing Documents to be entered into on the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of Borrower’s jurisdiction of incorporation dated the Closing Date or a recent date prior thereto.
(c)    Historical Financial Statements. Administrative Agent shall have received the Historical Financial Statements.
(d)    Opinion from Counsel. Administrative Agent shall have received the legal opinion of Sullivan & Cromwell LLP, as counsel to Borrower, in form and substance reasonably satisfactory to Administrative Agent.
(e)    Bank Regulatory Requirements. Each Lender shall have received, or had access to, at least three (3) Business Days prior to the Closing Date, to the extent requested at least ten (10) Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Terrorism and Money Laundering Laws.
(f)    Fees; Expenses. Administrative Agent shall have received for its own account, or for the account of the relevant Lender or Exiting Lender entitled thereto, as applicable, all fees due and payable on the Closing Date pursuant to the Financing Documents, all accrued and unpaid “Commitment Fees” (as defined in the Existing Credit Agreement) and all costs and expenses (other than fees and expenses of legal counsel, which shall be paid in the ordinary course of business) payable thereunder for which invoices have been presented at least three (3) Business Days prior to the Closing Date.
(g)    Absence of Default. As of the Closing Date, no Default or Event of Default shall have occurred and be continuing.
(h)     Closing Date Certificate. Borrower shall have delivered to Administrative Agent an executed Closing Date Certificate, which shall include a certification of an Authorized Officer of Borrower as to the matters set forth in clause (g) above and clause (i) below and that each of the conditions precedent to the Closing Date, as set forth in this Section 3.1, has been satisfied (except that no certification shall be made or required from Borrower as to the reasonable satisfaction of an Agent or Lender with respect to such condition precedent).
(i)    Representations and Warranties. Each of the representations and warranties in the Financing Documents shall be true and correct in all material respects on and as of the Closing Date (or, if stated to have been made solely as of an earlier date, as of such earlier date), except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects (after giving effect to any qualification therein) on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date).
(j)    Solvency Certificate. Administrative Agent shall have received an executed solvency certificate in form, scope and substance reasonably satisfactory to Administrative Agent and demonstrating that Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.
(k)    [Reserved].
(l)    [Reserved].
(m)    Notes. Administrative Agent shall have received true, correct and complete copies of the Notes requested by the Lenders pursuant to Section 2.6 (Evidence of Debt; Register; Lenders’ Books and Records; Notes), each of which shall have been duly authorized, executed and delivered by Borrower.
3.2Conditions to Each Credit Extension.
(a)    The several obligation of each Lender to make, or cause one of its Affiliates to make, a Loan (including the several obligation of each Swingline Lender to make, or cause one of its Affiliates to make, a Swingline Loan) (but not any continuation or conversion thereof) or of each

Issuing Bank to issue, amend or extend, or cause one of its Affiliates to issue, amend or extend, a Letter of Credit is subject to the satisfaction of the following conditions precedent, unless, in each case, waived by the Requisite Lenders or by such Issuing Bank:

(i) Funding/Issuance Notice. Administrative Agent shall have received a duly executed Funding Notice (or, in the case of the issuance, amendment or extension of a Letter of Credit, Administrative Agent and the applicable Issuing Bank shall have received a duly executed Issuance Notice), as required by and in accordance with, and meeting the requirements of, Section 2.1(b)(ii) (Borrowing Mechanics), Section 2.3 (Swingline Loans) or Section 2.2(c)(i) (Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit), as applicable.

(ii) Representations and Warranties. As of the applicable Credit Date, each of the representations and warranties of Borrower in the Financing Documents shall be true and correct in all material respects on and as of such Credit Date (or, if stated to have been made solely as of an earlier date, as of such earlier date), except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects (after giving effect to any qualification therein) on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date).

(iii) Absence of Default. As of the applicable Credit Date, no Default or Event of Default shall have occurred and be continuing or would result from the making of such Loan or the issuance, amendment or extension of such Letter of Credit.

(b)    Credit Date Certifications. The Funding Notice or Issuance Notice, as applicable, to be delivered in accordance with Section 3.2(a)(i)(i) (Funding/Issuance Notice) shall include a certification, dated as of such Credit Date, of an Authorized Officer that (i) each of the conditions precedent to the Credit Extension, as set forth in Section 3.2(a) has been satisfied as of the Credit Date (except that no certification shall be made or required from Borrower as to the satisfaction or reasonable satisfaction of an Agent or Lender with respect to any such condition precedent) and (ii) the proceeds of the Credit Extension will be applied in accordance with Section 2.5 (Use of Proceeds).

3.3Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit or a Swingline Loan as the case may be; provided that, each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephonic notice and the written Notice, the written Notice shall govern. In the case of any Notice that is irrevocable once given, if Borrower provides telephonic notice in lieu thereof, such telephonic notice shall also be irrevocable once given. None of Administrative Agent, any Lender nor any Issuing Bank shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4.REPRESENTATIONS AND WARRANTIES
In order to induce Agents, Lenders and Issuing Banks to enter into this Agreement and to make each Credit Extension to be made thereby, Borrower represents and warrants to each Agent, Lender and Issuing Bank on each of the Closing Date and, except to the extent specified to be as of the Closing Date, each Credit Date, that the following statements are true and correct:
4.1Organization; Requisite Power and Authority; Qualification. Borrower (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted in all material respects, and to enter into the Financing Documents and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.
4.2Equity Interests and Ownership. As of the Closing Date, the Equity Interests of Borrower and each of the direct wholly owned Subsidiaries of Borrower have been duly authorized and validly issued. Set forth on Schedule 4.2 is a true, correct and complete list of the Equity Interests in each of the direct wholly owned Subsidiaries of Borrower as of the Closing Date. Equity Interests in each of the direct wholly owned Subsidiaries of Borrower are owned by Borrower free and clear of all Liens (other than Liens that would not reasonably be expected to have a Material Adverse Effect).

4.3Due Authorization. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary action on the part of Borrower.
4.4No Conflict. The execution, delivery and performance by Borrower of each of the Financing Documents and the consummation of the transactions contemplated by the Financing Documents do not and will not (a) violate (i) any provision of any Government Rule or any Government Approval applicable to Borrower except to the extent such violation would not reasonably be expected to have a Material Adverse Effect or (ii) any of the Organizational Documents of Borrower; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower except to the extent such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets now owned or hereafter acquired by Borrower (other than Liens that would not reasonably be expected to have a Material Adverse Effect); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Borrower, except for such approvals or consents (i) that have been obtained or are reasonably expected to be received at the time required and all such consents and approvals that have been obtained remain in full force and effect or (ii) the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

4.5Government Approvals. As of the Closing Date, the execution, delivery and performance by Borrower of the Financing Documents and the consummation of the transactions contemplated by the Financing Documents do not and will not require any Government Approval except to the extent failure to obtain such Government Approval on or prior to the Closing Date would not reasonably be expected to result in a Material Adverse Effect.

4.6Binding Obligation. Each Financing Document has been duly executed and delivered by Borrower and each Financing Document that contains Contractual Obligations is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles.
4.7Financial Statements. The financial statements of Borrower furnished to Administrative Agent pursuant to Section 5.1 (Financial Statements and Other Reports) (or pursuant to Section 3.1(c) (Historical Financial Statements)) were prepared in conformity with GAAP, and fairly present, in all material respects, the financial position, on a consolidated basis, of Borrower and its Subsidiaries as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of Borrower and its Subsidiaries for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, Borrower has no contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment required to be reflected by GAAP and that is not reflected in the financial statements or the notes thereto and which in any such case is material in relation to the business, operations and financial condition of Borrower and its Subsidiaries, taken as a whole.
4.8No Material Adverse Effect. As of the Closing Date, since December 31, 2024, no event or circumstance has occurred that would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

4.9Adverse Proceedings. As of the Closing Date, there are no Adverse Proceedings, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect; provided that, representations and warranties relating to Environmental Matters shall refer to Section 4.13 (Environmental Matters).

4.10Payment of Taxes. All federal income Tax returns and all other material Tax returns and reports of Borrower required to be filed have been timely filed, and all Taxes shown on such Tax returns to be due and payable and any other material Taxes required to be paid by Borrower have been paid when due and payable or remitted on a timely basis, as applicable, or are being contested in good faith by appropriate proceedings with reserves, or other appropriate provisions, as shall be required in conformity with GAAP, maintained therefor, except to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.11Properties.
(a) Title. Borrower has (i) good and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other personal property), all of its properties and assets that are necessary in the ordinary conduct of its business, free and clear of Liens (other than Liens that would not reasonably be expected to have a Material Adverse Effect), except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.12[Reserved].
4.13Environmental Matters. As of the Closing Date, (a) Neither Borrower nor any of its Subsidiaries is subject to any outstanding written Adverse Proceeding, order, consent decree or settlement agreement with any Person relating to any Environmental Law that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (b) neither Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or letter or written request for information under any comparable foreign, state, provincial or territorial law the subject of which would reasonably be expected to result in a Material Adverse Effect; (c) to Borrower’s Knowledge, there are, and have been, no facts, circumstances, conditions or occurrences which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (d) Borrower and its Subsidiaries are and have been in compliance with all current Environmental Laws and the requirements of any Government Approvals issued pursuant to Environmental Laws, except to the extent that no Material Adverse Effect individually or in the aggregate would reasonably be expected to result.

4.14[Reserved].
4.15Investment Company Act of 1940. Borrower is not an “investment company” as defined in the Investment Company Act of 1940.
4.16Federal Reserve Regulations; Exchange Act.
(a) Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock (as defined in Regulation U).
(b) No portion of the proceeds of any Credit Extension shall be used in any manner, whether directly or indirectly, that causes or would reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.
4.17Employee Matters. There is (a) no material strike or work stoppage in existence or threatened involving Borrower and (b) to the Knowledge of Borrower, (i) no union representation question existing with respect to the employees of Borrower and (ii) no union organization activity with respect to the employees of Borrower is taking place. The hours worked by and payments made to employees of Borrower have not been in violation of the Fair Labor Standards Act, or any other applicable federal, state, provincial, territorial, local or foreign law dealing with such matters in any manner which would reasonably be expected to result in a Material Adverse Effect. All payments due from Borrower, or for which any claim may be made against any Borrower, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Borrower, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
4.18Employee Benefit Plans.
(a) Borrower and each of its Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan in all material respects;
(b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status;
(c) no liability to the PBGC (other than required premium payments), the IRS, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Borrower;
(d) no ERISA Event has occurred or is reasonably expected to occur;
(e) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower or any of its respective Subsidiaries; and
(f) Borrower and each of its Subsidiaries have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan;
(g) in each of subclause (a) through (f), except as would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

4.19[Reserved].
4.20Solvency. As of the Closing Date, Borrower is and, upon the incurrence of any Obligation by Borrower on the Closing Date, will be, Solvent.
4.21Compliance with Statutes, Etc. Borrower is in compliance with all Government Approvals and Government Rules in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

4.22Disclosure. As of the Closing Date, no representation or warranty of Borrower contained in any Financing Document, and no information, documentation or other materials (other than projections and other forward-looking information and information of a general economic or industry-specific nature, “Information”) in any other documents, certificates or written statements furnished directly or indirectly to any Agent, Arrangers, Lender or Issuing Bank by or on behalf of Borrower or its Affiliates in connection with the transactions contemplated hereby is or will be, when taken as a whole, as supplemented and together with other publicly available information, not complete and correct in all material respects and the Information does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made and furnished, it being recognized by each other party hereto and the Agents, the Arrangers, the Lenders and the Issuing Banks that such projections as to future events are not a guarantee of financial performance and that actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

4.23Sanctions; Anti-Corruption Laws; PATRIOT Act. As of the Closing Date, to the extent applicable, neither Borrower nor any of its Subsidiaries nor, to the Knowledge of Borrower, any of their respective directors, officers, employees, authorized agents or Affiliates is (a) the subject of any sanctions or economic embargoes imposed administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control), or any other applicable U.S. sanctions authority, the United Nations, the European Union, His Majesty’s Treasury, Japan or the Hong Kong Monetary Authority (collectively, “Sanctions”, and the applicable laws, rules, regulations and orders promulgated or issued thereunder, collectively, “Sanctions Laws”), (b) an organization owned or controlled by a Person, entity, or country, territory or region that is the subject of Sanctions, or (c) a Person operating, organized or resident in a country, territory or region that is, or whose government is, the subject of Sanctions, including, as of the Closing Date the Crimea region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson and the Zaporizhkia regions of Ukraine, Cuba, Iran, Venezuela, Sudan, North Korea and Syria. As of the Closing Date, to the Knowledge of Borrower, each of Borrower, each of its Subsidiaries and each of their respective directors, officers, employees, authorized agents and Affiliates is in compliance, in all material respects, with (i) applicable Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders promulgated or issued thereunder, and the UK Bribery Act of 2010 (collectively, “Anti-Corruption Laws”) and (iii) the Anti-Terrorism and Money Laundering Laws, and Borrower and its Subsidiaries and Affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. As of the Closing Date, no part of the proceeds of the Loans or Letters of Credit will be used, directly or, to the Knowledge of Borrower, indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that is, to the Knowledge of Borrower, at such time the subject of any Sanctions Laws or (B) in any other manner that would result in a violation of Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws, or Sanctions Laws by any Person (including any Person participating in the Loans or Letters of Credit, whether as Agent, Lender or otherwise). As of the Closing Date, there are no pending or, to the Knowledge of Borrower, threatened, legal proceedings, or, to the Knowledge of Borrower, any investigations by any Governmental Authority, with respect to violation of any Anti-Corruption

Laws, Anti-Terrorism and Money Laundering Laws, or Sanctions Laws pertaining to the business of Borrower or any of its Subsidiaries or Affiliates.

4.24Ranking. The Financing Documents and the Obligations evidenced thereby are, and will at all times be, direct and unconditional general obligations of Borrower and the claims of Lender Parties under the Financing Documents with respect to the Obligations rank at least pari passu with the claims of all the unsecured and unsubordinated creditors of Borrower other than those claims that are preferred by Debtor Relief Laws.

4.25Affected Financial Institutions. Borrower is not an Affected Financial Institution.

SECTION 5.AFFIRMATIVE COVENANTS
Borrower covenants and agrees that, so long as the Commitments have not been terminated and until the Discharge of Obligations (other than indemnification and other contingent obligations with respect to which no claim is outstanding), Borrower shall perform all covenants in this Section 5.

5.1Financial Statements and Other Reports. Borrower will deliver to Administrative Agent:
(a)    Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending September 30, 2025, the consolidated unaudited balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, in each case, setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification (it being understood that the delivery by Borrower of a Quarterly Report on Form 10-Q shall satisfy the requirements of this Section 5.1(a));
(b)    Annual Financial Statements. As soon as available, and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ended December 31, 2025, (i) a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statement of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification; and (ii) with respect to such consolidated financial statements a report thereon of an independent certified public accountant of recognized national standing (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries, in each case, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) (it being understood that the delivery by Borrower of an Annual Report on Form 10-K shall satisfy the requirements of this Section 5.1(b));
(c)    Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(a) (Quarterly Financial Statements) and 5.1(b) (Annual Financial Statements), a duly executed and completed Compliance Certificate, certified as complete and correct by an Authorized Officer of Borrower;

(d)    Notice of Event of Default, Etc. As soon as practicable and in any event within ten (10) Business Days after Borrower obtains Knowledge (i) of any condition or event that constitutes an Event of Default; or (ii) of the occurrence of any Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto;
(e)    Notice of Litigation. As soon as practicable and in any event within ten (10) Business Days after Borrower obtains Knowledge of the institution of any Adverse Proceeding not previously disclosed in writing by Borrower to Administrative Agent, Lenders and Issuing Banks that is reasonably likely to be adversely determined and, if adversely determined, would be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of the transactions contemplated hereby, in each case, to the extent reasonably expected to have a Material Adverse Effect, written notice thereof;
(f)    ERISA. As soon as practicable and in any event no later than ten (10) Business Days after Borrower obtains Knowledge of the occurrence of any ERISA Event, a written notice specifying the nature thereof and what action Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto;
(g)    [Reserved].
(h)    Public Filings. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with any national securities exchange or regulator, including the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions, in each case, that is not otherwise required to be delivered to Administrative Agent pursuant hereto;
Borrower acknowledges that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. Borrower agrees to clearly designate all information provided to Administrative Agent and the Lenders by or on behalf of Borrower or any of its Affiliates that is suitable to make available to Public Lenders. If Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Non-Public Information with respect to Borrower, its Affiliates and their respective Securities.
The information required to be delivered pursuant to Section 5.1(a) (Quarterly Financial Statements), Section 5.1(b) (Annual Financial Statements) or Section 5.1(h) (Public Filings) may be delivered electronically and shall be deemed to have been so delivered on the date (i) on which Borrower posts such information, or such information is made available, on Borrower’s website on the Internet or at http://www.sec.gov; or (ii) on which such information is posted on Borrower’s behalf on an Internet or intranet website, if any, to which the Lenders and Administrative Agent have been granted access (whether a commercial, third party website or whether sponsored by Administrative Agent).
5.2Existence. Borrower will at all times preserve and keep in full force and effect its existence and all rights and franchises, and Government Approvals it deems material to its business, except as otherwise permitted by this Agreement or, in the case of Government Approvals that Borrower deems material to its business, where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.3Payment of Taxes. Borrower will timely file all federal income Tax returns and all other material Tax returns, and remit or pay all material Taxes required to be remitted by it prior to the time when any penalty or fine shall be incurred with respect thereto; provided that, no such Tax need be paid if (i) it is being contested in good faith by appropriate proceedings, as long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor or (ii) the failure to so pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.4Maintenance of Properties. Except as would not reasonably be expected to have a Material Adverse Effect, Borrower will maintain or cause to be maintained in working order ordinary wear and tear excepted, all properties used or useful in the business of Borrower.
5.5Insurance. Borrower will maintain or cause to be maintained, with insurers (including captive insurers) believed to be financially sound and reputable, such insurance as may customarily be carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.
5.6Books and Records; Inspections. Borrower will keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Subject to compliance with Borrower’s then-current safety protocols, Borrower will permit any authorized representatives designated by any Lender and Administrative Agent to visit and inspect any of the properties of Borrower, to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its officers, engineers and independent public accountants, all upon reasonable prior written notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, unless an Event of Default shall have occurred and be continuing, such visits and inspections shall be limited to once in each Fiscal Year and shall be at the sole cost and expense of the applicable Lender(s) and Administrative Agent (except that Administrative Agent may make one such visit to Borrower’s Principal Office in each Fiscal Year, the reasonable cost and expense thereof shall be borne by Borrower). Anything to the contrary notwithstanding, nothing in this Agreement will require Borrower to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter, or provide information (a) that constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure is prohibited by Law or binding agreement or (c) that is subject to attorney-client or similar privilege or constitutes attorney work product.

5.7Compliance with Laws.
(a)    Borrower will comply with the requirements of all applicable Government Rules (including all Environmental Laws), noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    Borrower and its Subsidiaries shall comply in all material respects with Anti-Terrorism and Money Laundering Laws and Sanctions Laws.
(c)    Borrower will not, and will procure that its Affiliates, directors and officers do not, directly or, to Borrower’s Knowledge, indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture partner or other Person:
(i)in violation of any Anti-Terrorism and Money Laundering Laws, Anti-Corruption Laws or Sanctions Laws, to the extent applicable;
(ii)to fund any activities or business of or with any Person, or in any country, territory or region, that, at the time of such funding, is, or whose government is, the subject of Sanctions; or
(iii)in any other manner that would result in a violation of any Anti-Terrorism and Money Laundering Laws, Anti-Corruption Laws or Sanctions Laws, by any Person (including any Person participating in the Loans, whether as Lender, Administrative Agent or otherwise).
5.8[Reserved].
5.9[Reserved].

5.10[Reserved].

5.11Further Assurances. At any time or from time to time upon the request of Administrative Agent, Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Financing Documents and to ensure the validity, enforceability and legality of this Agreement or any other Financing Document.

5.12Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely for purposes permitted in this Agreement.

SECTION 6.NEGATIVE COVENANTS
Borrower covenants and agrees that, so long as the Commitments have not been terminated and until the Discharge of Obligations (other than indemnification and other contingent obligations with respect to which no claim is outstanding), Borrower shall perform all covenants in this Section 6.
6.1[Reserved].
6.2Liens. Borrower shall not create, assume or incur any Lien (other than any Permitted Lien) upon any Principal Property of Borrower to secure any Indebtedness, unless:

(a)    after giving pro forma effect to such creation, assumption or incurrence and the application of the proceeds thereof, the aggregate principal amount of all Indebtedness (other than Indebtedness secured by Permitted Liens) then outstanding secured by a Lien on any Principal Property of Borrower does not exceed the greater of $4,000,000,000 and 15.0% of Consolidated Net Tangible Assets; or

(b)    effective provisions are made whereby all of the outstanding Loans are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to any Lien securing the Loans to at least the same extent such Subordinated Indebtedness is subordinate to the Loans).

(c)    With respect to any Lien securing Indebtedness that was permitted to secure Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any increase in the amount of such Indebtedness in connection with the accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of Equity Interests and the accretion of original issue discount or liquidation preference.

6.3[Reserved].
6.4[Reserved].

6.5[Reserved].

6.6Fundamental Changes. Borrower shall not liquidate, wind-up or dissolve itself, consolidate or merge with or into any other Person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of Borrower and its Subsidiaries, taken as a whole, to any other Person unless:
(a)    either: (i) Borrower is the surviving Person; or (ii) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

(b)    the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes the due and punctual payment of all the Obligations (including principal, interest and fees) and the performance of every covenant of this Agreement and the other Financing Documents on the part of Borrower to be performed or observed; and
(c)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
6.7[Reserved].
6.8[Reserved].
6.9Speculative Transactions. Borrower shall not engage in any transaction, or enter into any guarantee in respect of any transaction, involving any Hedge Agreement, other than (a) Hedge Agreements that are entered into by Borrower for bona fide hedging purposes (i.e., not for speculative purposes) and (b) guarantees of any Hedge Agreements entered into by any Subsidiaries that, in the case of this clause (b), are entered into for bona fide hedging purposes (i.e., not for speculative purposes).
6.10Restricted Payments. Borrower shall not make or agree to make, directly or indirectly, any Restricted Payments in cash unless on the date of declaration thereof, no Event of Default exists or is continuing pursuant to Sections 7.1(a) (Failure to Make Payments When Due), 7.1(c) (Breach of Certain Covenants), 7.1(f) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) or 7.1(g) (Voluntary Bankruptcy; Appointment of Receiver, Etc.).

SECTION 7.EVENTS OF DEFAULT
7.1Events of Default. If any one or more of the following conditions or events shall occur:
(a)    Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment or otherwise, or any amount payable to any Issuing Bank in reimbursement of any drawing under a Letter of Credit (unless a Base Rate Loan is deemed made with respect to such Unreimbursed Amount) or any Cash Collateralization of a Letter of Credit as required pursuant to Section 2.2 (Letters of Credit); unless, in each case, (x) such failure is caused by an administrative or technical error and (y) payment is made within three (3) Business Days of its due date; or (ii) any interest on any Loan or any fee or any other amount due hereunder within three (3) Business Days after the date due; or
(b)    Default in Other Agreements or Instruments. (i) A failure of Borrower to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more other items of Indebtedness (other than Indebtedness referred to in Section 7.1(a) (Failure to Make Payments When Due)) in the individual or aggregate principal amounts in excess of $500,000,000 beyond the grace period, if any, provided therefor; or (ii) a breach or default by Borrower with respect to any other term of one or more items of Indebtedness of Borrower or any agreement relating thereto in the individual or aggregate principal amounts in excess of $500,000,000 beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redemption) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or
(c)    Breach of Certain Covenants. Failure of Borrower to perform or comply with any term or condition applicable to it in Section 6.6 (Fundamental Changes); or
(d)    Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by Borrower in any Financing Document or in any statement or certificate at any time given by Borrower in writing pursuant hereto or thereto shall be false in any material respect as of the date made or deemed made, unless, if such misstatement (and the effect thereof) is capable of being cured, Borrower cures such misstatement (and any effect thereof) within thirty (30) days after obtaining Knowledge thereof (or if such incorrect representation or warranty is not susceptible to cure within thirty (30) days, and Borrower is proceeding with diligence and in good faith to cure such default, and such default is susceptible to cure, such thirty (30) day period shall be extended as may be necessary to cure such default, with such extended period not to exceed sixty (60) days in the aggregate (inclusive of the original thirty (30) day period)); or
(e)    Other Defaults Under Financing Documents. Borrower shall default in the performance of or compliance with any term contained herein or any of the other Financing Documents other than any such term referred to in any other clause of this Section 7.1, and such default shall not have been remedied, cured or waived within thirty (30) days after the earlier of (i) Borrower obtaining Knowledge of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; provided that, other than with respect to a default in the compliance with Section 6.2 (Liens) if such failure is not capable of remedy within such thirty (30) day period, such thirty (30) day period shall be extended to a total period of ninety (90) days so long as (A) such default is subject to cure, (B) Borrower is diligently pursuing a cure and (C) such additional cure period would not reasonably be expected to result in a Material Adverse Effect; or
(f)    Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower in an involuntary case or proceeding under any Debtor Relief Laws, or any receiver, sequestrator, trustee, conservator, liquidator or other custodian or other officer having similar powers over Borrower or over all or a substantial part of its property shall be appointed, or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower and any such event described in this clause (i) shall remain undismissed or unstayed for sixty (60) days; or (ii) a case or proceeding shall be commenced against Borrower without the consent or acquiescence of such party seeking relief under any Debtor Relief Laws or seeking the appointment of a receiver, sequestrator, trustee, conservator, liquidator or other custodian or other officer having similar powers over Borrower or over all or a substantial part of its property, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or (iii) any analogous step or procedure is taken under the laws of any jurisdiction in respect of Borrower; or

(g)    Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Borrower shall have an order for relief entered with respect to it or shall commence a voluntary case or proceeding under any Debtor Relief Laws, or shall consent to the entry of an order for relief in an involuntary case or proceeding, or to the conversion of an involuntary case to a voluntary case or proceeding, under any such law, or shall seek or consent to or acquiesce in the appointment of or taking possession by a receiver, trustee, conservator, liquidator or other custodian for all or a substantial part of its property; or Borrower shall make any assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or (ii) Borrower shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iii) the board of directors (or similar governing body) of Borrower (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(f) (Involuntary Bankruptcy; Appointment of Receiver, Etc.); or (iv) any analogous step or procedure is taken under the laws of any jurisdiction in respect of Borrower; or
(h)    [Reserved]; or
(i)    [Reserved]; or
(j)    Change of Control. A Change of Control shall occur; or
(k)    Financing Documents. At any time after the execution and delivery thereof, (i) this Agreement ceases to be in full force and effect in any material respect or shall be declared null and void or (ii) Borrower shall contest the validity or enforceability of any Financing Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Financing Document to which it is a party; or

(l)    Employee Benefit Plans. There shall occur one or more ERISA Events which, individually or in the aggregate, results in or would reasonably be expected to result in a Material Adverse Effect;
THEN, (1) upon the occurrence of any Event of Default described in Section 7.1(f) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) or 7.1(g) (Voluntary Bankruptcy; Appointment of Receiver, Etc.), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments and the obligation of each Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower: (I) the unpaid principal amount of and accrued interest and premium, if any, on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) and (III) all other Obligations; provided that, the foregoing shall not affect in any way the obligations of Lenders under Section 2.2(d)(i) (Drawings and Reimbursements); and (C) Administrative Agent shall direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 7.1(f) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) and 7.1(g) (Voluntary Bankruptcy; Appointment of Receiver, Etc.) to pay) to Cash Collateralize

the L/C Obligations (in an amount equal to 103% of the then Outstanding Amount of L/C Obligations thereof).

7.2    Application of Funds. If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 7.1, all payments or proceeds received by Administrative Agent in respect of any of the Obligations, shall be applied in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Credit Extension and other Obligations, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Credit Extension, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Administrative Agent for the account of the Issuing Banks, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Section 2.2(e); and

Last, the balance, if any, after all of the Obligations have been paid in full, to Borrower or as otherwise required by law.

Subject to Section 2.2(e), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy reimbursement obligations with respect to drawings under such Letters of Credit as they occur. If any amount held as Cash Collateral for Letters of Credit remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired (and all Obligations with respect thereto have been paid), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

SECTION 8.AGENTS
8.1Appointment of Agent. Société Générale is hereby appointed Administrative Agent hereunder and under the other Financing Documents and each Lender and Issuing Bank hereby authorizes Société Générale to act as Administrative Agent in accordance with the terms hereof and the other Financing Documents, and Société Générale hereby accepts such appointment. Administrative Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Financing Documents, as applicable. The provisions of this Section 8 are solely for the benefit of the Agents and Lenders and Borrower shall have no rights as a third-party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries. Notwithstanding anything to the contrary herein, none of the Arrangers, in their capacity as such, shall have any duties, responsibilities or obligations under this Agreement or any other Financing Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Arrangers, in such capacity, but each Arranger, in such capacity, shall be entitled to all benefits of this Section 8. Each of the Arrangers and any Agent described in clause (d) of the definition thereof appointed to serve in a similar capacity may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agent and Borrower.
8.2Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Financing Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Financing Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Financing Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Financing Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Financing Documents except as expressly set forth herein or therein.
8.3General Immunity.
(a)    No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Financing Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of Borrower to any Agent or any Lender in connection with the Financing Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Financing Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or L/C Obligations or the component amounts thereof.
(b)    Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Financing Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Financing Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5 (Amendments and Waivers)) and upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Financing Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5 (Amendments and Waivers)). Without limiting the generality of the foregoing, no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Financing Document or applicable law; and no Agent shall, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by Borrower or a Lender.

(c)    Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Financing Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 8.3 and of Section 8.6 (Right to Indemnity) shall apply to any Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
8.4Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any of Borrower’s Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.
8.5Lenders’ Representations, Warranties and Acknowledgment.
(a)    Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b)    Each Lender or Issuing Bank, as applicable, by delivering its signature page to this Agreement or an Assignment Agreement and funding a Loan or issuing a Letter of Credit hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Financing Document and each other document required to be approved by any Agent, Requisite Lenders, Issuing Banks or Lenders, as applicable on such Credit Date.
8.6Right to Indemnity. Each Lender or Issuing Bank, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Financing Documents or Letters of Credit or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Financing Documents or Letters of Credit; provided that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further that, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
8.7Successor Administrative Agent.
(a)    Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Financing Documents at any time by giving thirty (30) days’ written notice to Borrower and the Lenders. Administrative Agent may be removed at any time (i) by the Requisite Lenders (x) for such Person’s gross negligence or willful misconduct or (y) if such Person is a Defaulting Lender pursuant to clause (d) of the definition thereof, to the extent permitted by applicable Government Rule or (ii) by Borrower, with the consent of the Requisite Lenders, for such Person’s gross negligence or willful misconduct. In the event Société Générale is no longer Administrative Agent, any successor Administrative Agent may be removed at any time with cause by the Requisite Lenders. Any such resignation or removal shall take effect upon the appointment of a successor Administrative Agent, in accordance with this Section 8.7.
(b)    Upon any notice of resignation by Administrative Agent or upon the removal of Administrative Agent by the Requisite Lenders, or by Borrower with the approval of the Requisite Lenders pursuant to Section 8.7(a), the Requisite Lenders shall appoint a successor Administrative Agent, hereunder and under each other Financing Document to which Administrative Agent is a party, which successor Administrative Agent shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000; provided that, if no Event of Default shall then be continuing, appointment of a successor Administrative Agent shall also be acceptable to Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.

(c)    If no successor Administrative Agent has been appointed by the Requisite Lenders within thirty (30) days after the date a notice of resignation was given by the resigning Administrative Agent, or the Requisite Lenders elected to remove such Person, any Lender Party may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Administrative Agent, who shall serve as Administrative Agent hereunder and under each other Financing Document to which it is a party until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent, as provided above.
(d)    Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent, and the retiring (or removed) Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. After the retirement or removal of Administrative Agent hereunder and under the other Financing Documents, the provisions of this Section 8 and Section 9.3 (Indemnity) shall continue in effect for the benefit of such retiring (or removed) Person, its sub-

agents and their respective Agent Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Person was acting in its capacity as Administrative Agent.
8.8[Reserved].
8.9Withholding Taxes. To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this Section 8.9.
8.10Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to Borrower, Administrative Agent (irrespective of whether the principal of any Loan or Obligation under a Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
(b)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Banks and Administrative Agent, including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due Administrative Agent under Sections 2.2 (Letters of Credit), 2.10 (Fees), 9.2 (Expenses) and 9.3 (Indemnity) allowed in such judicial proceeding; and
(c)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Banks to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.2 (Letters of Credit), 2.10 (Fees), 9.2 (Expenses) and 9.3 (Indemnity). To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agents and counsel, and any other amounts due Administrative Agent under Sections 2.2 (Letters of Credit), 2.10 (Fees), 9.2 (Expenses) and 9.3 (Indemnity) hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or Issuing Banks may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
8.11[Reserved].
8.12Erroneous Payments.
(a)    If Administrative Agent (x) notifies a Lender Party, or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from Administrative Agent) received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided that, without limiting any other rights or remedies (whether at law or in equity), Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of Administrative Agent pending its return or repayment as contemplated below in this Section 8.11 and held in trust for the benefit of Administrative Agent, and such Lender Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as Administrative Agent may, in its sole discretion, specify in writing), return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Lender Party or any Person who has received funds on behalf of each such Lender Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Lender Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within two (2) Business Days of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 8.12(b).

For the avoidance of doubt, the failure to deliver a notice to Administrative Agent pursuant to this Section 8.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.12(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Financing Document, or otherwise payable or distributable by Administrative Agent to such Lender Party under any Financing Document with respect to any payment of principal, interest, fees or other amounts, against any amount that Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)
(i)In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance)), and is hereby (together with Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to Borrower or Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) Administrative Agent and Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)Subject to Section 9.6 (but excluding, in all events, any assignment consent or approval requirements (whether from Borrower or otherwise)), Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by Administrative Agent) and (y) may, in the sole discretion of

Administrative Agent, be reduced by any amount specified by Administrative Agent in writing to the applicable Lender from time to time.

(e)    The parties hereto agree that (x) irrespective of whether Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender Party, to the rights and interests of such Lender Party, as the case may be) under the Financing Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that, Borrower’s Obligations under the Financing Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower; provided that, this Section 8.12(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Administrative Agent; provided further that, for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from Borrower for the purpose of making such Erroneous Payment.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 8.12 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document.
8.13Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Employee Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.
(b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Financing Document or any documents related hereto or thereto).

SECTION 9.MISCELLANEOUS.
9.1Notices.
(a)    Notices Generally. Any notice or other communication herein required or permitted to be given to Borrower, Administrative Agent or each Issuing Bank, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Financing Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in Section 3.3 (Notices) or Section 9.1(b) (Electronic Communications), each notice hereunder shall be in writing and may be personally served or sent by facsimile (except for any notices sent to Administrative Agent) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that, no notice to any Agent shall be effective until received by such Agent; provided further that, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 8.3(c) (Delegation of Duties) hereto as designated by Administrative Agent from time to time.
(b)    Electronic Communications.
(i)Notices and other communications to any Agent, Lenders and each Issuing Bank hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that, the foregoing shall not apply to notices to any Agent, any Lender or any Issuing Bank pursuant to Section 2 (Loans and Letters of Credit) if such Person has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that, approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii)Borrower understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.
(iv)Borrower, each Lender, each Issuing Bank and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.
(i)Administrative Agent shall give prompt notice to each Lender and Issuing Bank of receipt of each notice or request required or permitted to be given to Administrative Agent by Borrower pursuant to the terms of this Agreement or any other Financing Document (unless also concurrently delivered to all Lenders and Issuing Banks by Borrower).
(ii)Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.
(c)    Private Side Information Contacts. Each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to Borrower, its Affiliates or their respective Securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Financing Documents.
9.2Expenses. Borrower agrees to pay promptly (a) all actual, reasonable and documented fees and expenses of advisors to the Agents (in the case of legal fees and expenses, limited to the legal fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP; provided that, in the event of an actual or potential conflict of interest, the affected Agents shall be entitled to reimbursement of the actual, reasonable and documented fees, expenses and disbursements of one additional counsel) in connection with the negotiation, preparation, execution and administration of the Financing Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (b) without duplication of the foregoing clause (a), all other actual, reasonable and documented out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and

Commitments and the transactions contemplated by the Financing Documents and any consents, amendments, waivers or other modifications thereto; and (c) after the occurrence and during the continuance of an Event of Default, all actual, documented and reasonable out-of-pocket costs and expenses, including the reasonable fees and out-of-pocket expenses of one counsel and, to the extent applicable, one local counsel reasonably necessary in each applicable material jurisdiction, incurred by the Lender Parties, taken as a whole, in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the other Financing Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings; provided that, in the event of an actual or potential conflict of interest, each affected Agent, Issuing Bank and Lender shall be entitled to reimbursement of the actual, reasonable and documented fees, expenses and disbursements of one additional counsel. This Section 9.2 shall not apply with respect to Taxes that are imposed with respect to payments to or for the account of any Agent or any Lender under any Financing Document which are covered by Section 2.17 (Taxes; Withholding, Etc.) or that are specifically excluded from the scope of Section 2.17 (Taxes; Withholding, Etc.).

9.3Indemnity.
(a)    In addition to the payment of expenses pursuant to Section 9.2 (Expenses), Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Arranger, each Agent, each Issuing Bank and Lender and each of their and their Affiliates’ respective officers, partners, members, directors, trustees, advisors, employees, attorneys, agents, sub-agents, affiliates, administrators, managers, representatives and controlling Persons (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided that, Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from (x) such Indemnitee’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (y) material breach of such Indemnitee’s express obligations hereunder, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. If for any reason the foregoing indemnification is unavailable to any Indemnitee, or insufficient to hold it harmless, then Borrower will contribute to the amount paid or payable by such Indemnitee, as applicable, as a result of such Indemnified Liability in such proportion as is appropriate to reflect the relative economic interests of (i) Borrower and its Affiliates, shareholders, partners, members or other equity holders on the one hand and (ii) such Indemnitee on the other hand with respect to the transactions under the Financing Documents, as well as the relative fault of (x) Borrower and its Affiliates, shareholders, partners, members or other equity holders and (y) such Indemnitee with respect to such Indemnified Liability. The reimbursement, indemnity and contribution obligations of Borrower under this Section 9.3 will be in addition to any liability which Borrower may otherwise have, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Borrower, the Indemnitees, any such Affiliate and any such Person. Notwithstanding the foregoing, Borrower shall not be required to indemnify any Indemnitee for losses, claims, damages or liabilities arising solely out of disputes as between the Indemnitee that are not based on any act or omission of Borrower or any of its Subsidiaries or Affiliates, excluding any disputes against any Agent acting in such capacity.

(b)    To the extent permitted by applicable law, Borrower shall not assert, and Borrower hereby waives, any claim against each Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. To the extent permitted by applicable law, no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against Borrower and its Affiliates, officers, partners, members, directors, trustees, advisors employees, attorneys, agents, sub-agents or controlling Persons, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Indemnitee hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that, nothing in this Section 9.3(b) shall relieve Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.3(a), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in this paragraph (b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of such Indemnitee.

(c)    Borrower also agrees that no Indemnitee will have any liability, based on its or their exclusive or contributory negligence or otherwise, to Borrower (or its Affiliates) or any Person asserting claims on behalf of or in right of Borrower (or their respective Affiliates) or any other Person in connection with or as a result of this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except to the extent that any losses, claims, damages, liabilities or expenses incurred by Borrower or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) the material breach of such Indemnitee’s express obligations under the Financing Documents by, such Indemnitee in performing its obligations under this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided that, in no event will such Indemnitee have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Indemnitee’s activities related to this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein. Notwithstanding the foregoing, Borrower shall not be required to indemnify any Indemnitee for any Indemnified Liabilities arising solely out of disputes as between the Indemnitees that are not based on any act or omission of Borrower or any of its Subsidiaries or Affiliates, excluding any disputes against any Agent acting in such capacity.

(d)    Promptly after receipt by any Arranger, Lender, Issuing Bank or Agent of notice of its involvement in any action, proceeding or investigation, such Arranger, Lender, Issuing Bank or Agent will, if a claim for indemnification in respect thereof is to be made against Borrower under this Section 9.3, notify Borrower in writing of such involvement. Failure by any Arranger, Lender, Issuing Bank or Agent to so notify Borrower will not relieve Borrower from the obligation to indemnify the Indemnitees under this Section 9.3 except to the extent that Borrower suffers actual prejudice as a result of such failure, and will not relieve Borrower from its obligation to provide reimbursement and contribution to such Arrangers, Lenders, Issuing Banks or Agents.
This Section 9.3 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim.
9.4Set Off.
In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and each Issuing Bank is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or such Issuing Bank to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to such Lender or such Issuing Bank hereunder, the Letters of Credit and participations therein and under the other Financing Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Financing Document, irrespective of whether or not (a) such Lender or such Issuing Bank shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 (Loans and Letters of Credit) and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.14 (Ratable Sharing) and 2.19 (Defaulting Lenders) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, Issuing Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 9.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or their respective Affiliates may have. Failure of any Lender or Issuing Bank to give notice of any such setoff and application to Administrative Agent shall not affect the validity of such setoff and application.
9.5Amendments and Waivers.
(a)    Requisite Lenders’ Consent. Subject to the additional requirements of Sections 9.5(b) (Affected Lenders’ Consent) and 9.5(c) (Other Consents), no amendment, modification, termination or waiver of any provision of the Financing Documents, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that, Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any other Financing Document (i) to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by Administrative Agent), so long as the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment, (ii) to make any change that would provide any additional rights or benefits to the Lenders, (iii) to revise any appendix to reflect any change in notice information, or (iv) to amend this Agreement or the other Financing Documents in order to effectuate the provisions of Section 2.24 (Benchmark Replacement Setting).

(b)    Affected Lenders’ Consent. No amendment, modification, termination, or consent shall be effective if the effect thereof would:
(i)extend any Commitment or the scheduled Final Maturity Date of any Loan or Note without the written consent of the Lender or Issuing Bank holding such Commitment, Loan or Note; provided that, no amendment, modification or waiver of any condition precedent, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an extension of a Commitment or a Final Maturity Date unless expressly agreed in such waiver, amendment or modification;
(ii)waive, reduce or postpone repayment (but not voluntary prepayment or mandatory prepayment, which shall be governed by Section 9.5(a) (Requisite Lenders’ Consent)) of any Loan beyond the Final Maturity Date without the written consent of the Lender or Issuing Bank holding such Loan;
(iii)extend the Letter of Credit Expiration Date beyond the Commitment Termination Date without the written consent of each Issuing Bank;

(iv)subject to Section 2.24 (Benchmark Replacement Setting), reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9 (Default Interest)), any premium or any fee payable to a Lender or an Issuing Bank under this Agreement or any other Financing Documents without the written consent of the Lender or Issuing Bank to which such interest, premium or fee is payable hereunder;

(v)extend the time for payment of any interest, fees or premium payable to a Lender or Issuing Bank under this Agreement or any other Financing Documents (but not voluntary prepayment or mandatory prepayment, which shall be governed by Section 9.5(a) (Requisite Lenders’ Consent)) without the written consent of the Lender or Issuing Bank to which such interest, fee or premium is payable (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Default, Event of Default or mandatory prepayment shall constitute an extension of any time for payment of interest or fees unless expressly agreed in such waiver, amendment or modification);
(vi)reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit without the written consent of the Lender or the applicable Issuing Bank to which such Loan or reimbursement obligation, as applicable, is payable;
(vii)amend, modify, terminate or waive any provision of this Section 9.5(b), Section 9.5(c) (Other Consents) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required, without the written consent of all Lenders;
(viii)amend (A) the definition of “Requisite Lenders,” (B) the definition of “Pro Rata Share,” (C) any other provision of this Agreement specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determinations or grant any consent hereunder, in each case, without the written consent of all Lenders;
(ix)amend the provisions of Section 2.10(b) (Fees), Section 2.12 (Application of Prepayments), Section 2.13(c) (General Provisions Regarding Payments), Section 2.13(d) (General Provisions Regarding Payments), Section 2.13(g) (General Provisions Regarding Payments), Section 2.14 (Ratable Sharing), Section 7.2 (Application of Funds) or clause (x) of the proviso in Section 9.4 (Set Off), in each case in a manner that would by its terms alter the pro rata sharing of payments required thereby (or, in the case of Section 7.2 (Application of Funds), the order of application under the waterfall of payments therein), without the consent of each Lender adversely affected thereby;

(x)[reserved]; or

(xi)consent to the assignment or transfer by Borrower of any of its rights and obligations under any Financing Document, without the written consent of all Lenders;
provided that, (1) for the avoidance of doubt, all Lenders and Issuing Banks shall be deemed directly affected by any amendment described in Sections 9.5(b)(vii) and 9.5(b)(viii); (2) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under this Agreement, any Issuer Document or any other Financing Document relating to any Letter of Credit issued or to be issued by it; and (3) any amendment, waiver or consent of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders (but not the Issuing Banks) or the Issuing Banks (but not the Lenders) may be effected by a written instrument executed by Borrower and by or on behalf of the requisite percentage in interest of the Lenders or the Issuing Banks, as applicable, that would be required to consent thereto under the foregoing provisions of this Section 9.5 if such class of Lenders or Issuing Banks were the only class of Lenders or Issuing Banks hereunder at the time;
provided further that, notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended, the rate of interest or fees on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender materially and more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
(c)    Other Consents. No amendment, modification, termination or waiver of any provision of the Financing Documents, or consent to any departure by Borrower therefrom, shall:
(i)increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender or Letter of Credit Issuance Commitment of any Issuing Bank over the amount thereof in effect without the consent of such Issuing Bank; provided that, no amendment, modification or waiver of any condition precedent, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase in any Commitment of any Lender or Letter of Credit Issuance Commitment of any Issuing Bank, as applicable; or
(ii)amend, modify, terminate or waive any provision of the Financing Documents as the same applies to any Agent or Arranger, or any other provision hereof as the same applies to the rights or obligations of any Agent or Arranger, in each case without the consent of such Agent or Arranger, as applicable.

(d)    Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender or any Issuing Bank, execute amendments, modifications, waivers or consents on behalf of such Lender or Issuing Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender and Issuing Bank at the time outstanding, each future Lender or Issuing Bank and, if signed by Borrower, on Borrower.
9.6Successors and Assigns; Participations.
(a)    Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. Neither Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any benefit, legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders or Issuing Banks in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof. The entries in the Register shall be conclusive absent manifest error. No assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 9.6(d) (Mechanics). Each assignment shall be recorded in the Register promptly following receipt by Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender or Issuing Bank shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
(c)    Right to Assign. Each Lender or Issuing Bank (in such capacity and in its capacity as a Lender) shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment, Loans and L/C Obligations owing to it (provided that, pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments; and provided further that, no partial assignment of any outstanding Letter of Credit shall be permitted) to a Person who is (A) an Eligible Assignee and (B) in the case of an Issuing Bank, has the Required Ratings (or its guarantor, as contemplated by the definition of “Required Ratings,” has the Required Ratings), and, in each case, is reasonably satisfactory to Administrative Agent and consented to by each Issuing Bank and Borrower (such consent not to be (x) unreasonably withheld, conditioned or delayed or (y) required (1) from Borrower at any time an Event of Default pursuant to Sections 7.1(a) (Failure To Make Payments When Due), 7.1(f) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) or 7.1(g) (Voluntary Bankruptcy; Appointment of Receiver, Etc.) shall have occurred and then be continuing or (2) in case of assignment to a then-existing Lender or Issuing Bank or an Affiliate of such Lender or Issuing Bank); provided further that, Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof. Upon a Lender’s or Issuing Bank’s assignment of L/C Obligations, Commitments and outstanding Loans to an additional Lender or Issuing Bank, as applicable, (i) such additional Lender or Issuing Bank shall become vested with all of the rights, powers, privileges and duties of a Lender or Issuing Bank (as applicable) hereunder, and (ii) if the assignee is an Issuing Bank, such assignee Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, assigned to such Issuing Bank.
(d)    Mechanics.
(i)Assignments and assumptions of Loans and Commitments by Lenders shall be effected by execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to withholding tax matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.17(c) (Status of Lenders), together with payment to Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender).
(ii)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(e)    Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee (and, if the assignee is to be an Issuing Bank, has the Required Ratings (or whose guarantor, as contemplated by the definition of “Required Ratings,” has the Required Ratings)); (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).
(f)    Effect of Assignment. Subject to the terms and conditions of this Section 9.6, as of the Assignment Effective Date (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder and under the other Financing Documents to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 9.8 (Survival of Representations, Warranties and Agreements)) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided that, anything contained in any of the Financing Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(g)    Participations.
(i)Each Lender shall have the right at any time to sell one or more participations without restriction to any Person (other than Borrower, any of its Subsidiaries or any of their respective Affiliates, or any natural Person) in all or any part of its Commitments, Loans or any other Obligation. Each Lender that sells a participation pursuant to this Section 9.6(g) shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to the Commitments, Loans and other Obligations (each, a “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under any Financing Document) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by applicable law, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof) or (B) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement.
(iii)Borrower agrees that each participant shall be entitled to the benefits of Sections 2.15(c) (Compensation for Breakage or Non-Commencement of Interest Periods), 2.16 (Increased Costs; Capital Adequacy) and 2.17 (Taxes; Withholding, Etc.) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.6(c) (Right to Assign); provided that, (x) a participant shall not be entitled to receive any greater payment under Section 2.16 (Increased Costs; Capital Adequacy) or 2.17 (Taxes; Withholding, Etc.) than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation, (y) a participant shall not be entitled to the benefits of Section 2.17 (Taxes; Withholding, Etc.) unless such participant agrees, for the benefit of Borrower, to comply with Section 2.17 (Taxes; Withholding, Etc.) and provide all forms required by Section 2.17(c) (Status of Lenders) as though it were a Lender (it being understood that the forms required by Section 2.17(c) (Status of Lenders) shall be delivered to the participating Lender and if required by law for reduced withholding, copies shall be delivered to Borrower) and (z) a participant agrees to be subject to the provisions of Sections 2.18 (Obligation to Mitigate) and 2.20 (Removal or Replacement of a Lender) as if it were an assignee under Section 9.6(c) (Right to Assign); provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 (Set Off) as though it were a Lender, provided that, such participant agrees to be subject to Section 2.14 (Ratable Sharing) as though it were a Lender. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Sections 2.18 (Obligation to Mitigate) and 2.20 (Removal or Replacement of a Lender) with respect to any participant.

(h)    Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 9.6, any Lender or Issuing Bank may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender or Issuing Bank, and its Notes, if any, to secure obligations of such Lender, including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank or other central bank; provided that, no Lender or Issuing Bank, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further that, in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or “Issuing Bank” or be entitled to require the assigning Lender to take or omit to take any action hereunder.
9.7Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. Any determination regarding whether or not a Default or Event of Default has occurred or is existing or continuing under this Agreement or any other Financing Document shall be made by Borrower and the Requisite Lenders (or Administrative Agent) to the extent such Default or Event of Default, if it had occurred, would be waivable by the Requisite Lenders pursuant to Section 9.5 (Amendments and Waivers) hereof. The Lenders shall act collectively through Administrative Agent with respect to all such determinations; provided that, the Requisite Lenders may direct Administrative Agent with respect to any such determination; provided further that, the foregoing shall not in any manner prohibit any Lender from communicating with any other Lender or with Administrative Agent regarding any such actual or claimed Event of Default, Default, default, event or condition, what action Borrower or Lender has taken, is taking, or proposes to take with respect thereto, the terms and conditions of any amendment or waiver with respect to such Default or Event of Default or any other matter relating to Borrower or any Financing Document.
9.8Survival of Representations, Warranties and Agreements.
All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of Borrower set forth in Sections 2.15(c) (Compensation for Breakage or Non-Commencement of Interest Periods), 2.16 (Increased Costs; Capital Adequacy), 2.17 (Taxes; Withholding, Etc.), 9.2 (Expenses), 9.3 (Indemnity), 9.4 (Set Off), 9.8 and 9.23 (No Fiduciary Duty) and the agreements of Lenders set forth in Sections 2.14 (Ratable Sharing), 8.3(b) (Exculpatory Provisions) and 8.6 (Right to Indemnity) shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder and the termination hereof.

9.9No Waiver; Remedies Cumulative.
No failure or delay on the part of any Agent, any Issuing Bank or any Lender in the exercise of any power, right or privilege hereunder or under any other Financing Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Financing Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Nothing herein shall prohibit any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Financing Documents.
9.10Marshalling; Payments Set Aside.
Neither any Agent nor any Lender or Issuing Bank shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Administrative Agent, any Issuing Bank or Lenders (or to Administrative Agent, on behalf of Lenders or any Issuing Bank), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
9.11Severability.
In case any provision in or obligation hereunder or under any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Without limiting the foregoing provisions of this Section 9.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent or an Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

9.12Obligations Several; Independent Nature of Lenders’ Rights.
The obligations of Lenders (which term shall include each Issuing Bank for purposes of this Section 9.12) hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Financing Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and (subject to the provisions hereof) enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
9.13Headings.
Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
9.14APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
9.15CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS (WHETHER IN TORT, LAW OR EQUITY) BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER FINANCING DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING (WHETHER IN TORT, LAW OR EQUITY) IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 (NOTICES); (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS

SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING (WHETHER IN TORT, LAW OR EQUITY) IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) IN THE CASE OF BORROWER ONLY, AGREES THAT THE AGENTS, ISSUING BANKS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS (WHETHER IN TORT, LAW OR EQUITY) AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT. BORROWER, FOR ITSELF AND ITS AFFILIATES, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING (WHETHER IN TORT, LAW OR EQUITY) SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
9.16WAIVER OF JURY TRIAL.
EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER FINANCING DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.17Confidentiality.
Each Agent and each Lender (which term shall for the purposes of this Section 9.17 include each Issuing Bank) shall hold all non-public information regarding Borrower and its Subsidiaries and Affiliates and their respective businesses in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and each Agent and each Lender and each Agent may make (a) disclosures of such information to Affiliates of such Lender or Agent and to their respective officers, directors, partners, members, employees, representatives, administrators, managers, legal counsel, independent auditors, insurers and other experts, agents, trustees and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.17) who need to know such information and on a confidential basis, (b) disclosures of such information reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein, by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations under the Loans or by any potential providers of credit protection, in each case, who are advised of the confidential nature of such information and who acknowledge and accept that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to Borrower), (c) disclosure to any rating agency on a confidential basis; provided that, such information is supplied to such rating agency after consultation with Administrative Agent, (d) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (e) disclosures in connection with the exercise of any remedies hereunder or under any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (f) disclosures to the extent that such information is publicly available or becomes publicly available other than by reason of improper disclosure by such Person, (g) disclosures received by a Person on a non-confidential basis from a source (other than the disclosing party or any of its affiliates, advisors, members, directors, employees, agents or other representatives) not known by such Person to be prohibited from disclosing such information to such Person by a legal, contractual or fiduciary obligation, (h) disclosures to the extent that such information was already in the disclosing party’s possession or is independently developed by the disclosing party, (i) with respect to the Arrangers only, disclosures for purposes of establishing a “due diligence” defense, (j) disclosures to market data collectors and similar services providers in the lending industry, and service providers to Agents and Lenders in connection with the administration and management of the Loans, (k) disclosures required or requested by any court, administrative or governmental agency, body, committee or representative thereof or pursuant to applicable law or legal, administrative or judicial process, or pursuant to a subpoena or order issued by a court of competent jurisdiction, in which case such Person agrees to inform Borrower promptly thereof to the extent permitted by applicable law, (l) disclosures upon the request or demand of any regulatory or quasi-regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) purporting to have jurisdiction over such Person or any of its Affiliates, (m) disclosures to any other party hereto, (n) disclosures subject to an agreement containing provisions substantially the same as (or more stringent than) those set forth in this Section

9.17 and (o) disclosures with the consent of Borrower. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all Persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the U.S. federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

9.18Usury Savings Clause.
Notwithstanding any other provision herein, the aggregate interest rate charged by any Lender with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate applicable to such Lender. If the rate of interest (determined without regard to the preceding sentence) under this Agreement charged by any Lender at any time exceeds the Highest Lawful Rate applicable to such Lender, the Outstanding Amount of the Loans held by such Lender made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due thereunder equals the amount of interest which would have been due thereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made thereunder are repaid in full the total interest due thereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due thereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid to such Lender and the amount of interest which would have been paid to such Lender if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate applicable to such Lender, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the Outstanding Amount of the Loans made hereunder to such Lender or be refunded to Borrower.
9.19Effectiveness; Counterparts.
This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Agreement.
9.20Entire Agreement.
This Agreement and the other Financing Documents with respect to fees payable to Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract and understanding among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
9.21PATRIOT Act.
Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each Lender, Agent and Issuing Bank.
9.22[Reserved].
9.23No Fiduciary Duty.
Each Arranger, each Agent, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), are full service financial institutions engaged, either directly or through their respective affiliates, in a broad array of activities, including commercial and investment banking, financial advisory, market making and trading, investment management (both public and private investing), investment research, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage and other financial and non-financial activities and services globally. In the ordinary course of their various business activities, each Lender and funds or other entities in which the Lenders invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. In addition, any Lender may at any time communicate independent recommendations and/or publish or express independent research views in respect of such assets, securities or instruments. Any of the aforementioned activities may involve or relate to assets, securities and/or instruments of Borrower and/or any of its Affiliates, as well as of Borrower and/or other Persons which (a) may be involved in transactions arising from or relating to the Financing Documents or (b) have other relationships with Borrower or its Affiliates. In addition, any Lender may provide investment banking, commercial banking, underwriting and financial advisory services to such other Persons. The transactions contemplated by the Financing Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this Section 9.23, and employees working on the financing contemplated hereby may have been involved in originating certain of such investments and those employees may receive credit internally therefor, and may have economic interests that conflict with those of Borrower, their respective equity holders and/or their respective Affiliates. Although any Lender in the course of such other activities and relationships may acquire information about the Financing Documents and transactions contemplated thereby or other Persons which may be the subject of the Financing Documents, none of the Lenders shall have any obligation to disclose such information, or the fact that such Lender is in possession of such information, Borrower or to use such information on Borrower’s behalf. Borrower acknowledges and agrees that nothing in the Financing Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and Borrower and its equity holders or Affiliates, on the other. Borrower acknowledges and agrees that (i) each Lender will act under the Financing Documents as an independent contractor, (ii) the transactions contemplated by the Financing Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and Borrower, on the other, and (iii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of Borrower, its equity holders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise Borrower, its equity holders or its Affiliates on other matters) or any other obligation to Borrower except the obligations expressly set forth in the Financing Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of Borrower, or any of its management, equity holders, Affiliates, creditors or any other Person. Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that Borrower, its equity holders and its Affiliates are each responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower in connection with such transaction or the process leading thereto. In addition, any Lender may employ the services of its Affiliates in providing services hereunder and may exchange with such Affiliates information concerning Borrower or its equity holders or its Affiliates and other companies that may be the subject of the transactions contemplated by the Financing Documents, and such Lender Affiliates will be entitled to the benefits afforded to such Lender hereunder. Consistent with each Lender’s policies to hold in confidence the affairs of its customers, each Lender will not furnish confidential information obtained from Borrower by virtue of the transactions contemplated by the Financing Documents to any of its other customers. Furthermore, Borrower acknowledges that none of the Lenders or any of their respective Affiliates has an obligation to use in connection with the transactions contemplated by the Financing Documents, or to furnish to Borrower, confidential information obtained or that may be obtained by them from any other Person.
Each of the Lenders or Issuing Banks or its respective Affiliates are, or may at any time be, a counterparty (in such capacities, the “Derivative Counterparties”) to Borrower and/or any of its Subsidiaries with respect to one or more agreements with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by Borrower (collectively, the “Derivatives”). Borrower acknowledges and agrees for itself and its Subsidiaries that each Derivative Counterparty (a) will be acting for its own account as principal in connection with the Derivatives, (b) will be under no obligation or duty as a result of such Lender’s or its respective Affiliates’ role in connection with the transactions contemplated by the Financing Documents or otherwise to take any action or refrain from taking any action, or exercising any rights or remedies, that such Derivative Counterparty may be entitled to take or exercise in respect of the applicable Derivatives and (c) may manage its exposure to the Derivatives without regard to such Lenders’ or its respective Affiliates’ role hereunder.
9.24[Reserved].
9.25Electronic Execution of Documents. The words “execution,” “execute,” “signed,” “signature” and words of like import in or related to any document to be signed in connection with this Agreement, any Assignment Agreement, the other Financing Documents and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.26Amendment and Restatement.
This Agreement amends, restates and supersedes the Existing Credit Agreement in its entirety, but does not constitute a novation of the Existing Credit Agreement or any document entered into in connection therewith.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
[Signature pages separately provided]

CHENIERE ENERGY, INC.,
as Borrower

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Senior Vice President, Finance and Treasury

Signature Page to Third Amended and Restated Revolving Credit Agreement

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent

By:	/s/ Eric Kim
	Name:	Eric Kim
	Title:	Managing Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

MUFG BANK, LTD.,
as Coordinating Lead Arranger and Lender

By:	/s/ Kevin Sparks
	Name:	Kevin Sparks
	Title:	Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,
as Sustainability Advisor

By:	/s/ Kamila Ferraz Araujo
	Name:	Kamila Ferraz Araujo
	Title:	Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

BANK OF AMERICA, N.A.,
as Joint Lead Arranger and Lender

By:	/s/ Christopher Clark
	Name:	Christopher Clark
	Title:	Assistant Vice President

Signature Page to Third Amended and Restated Revolving Credit Agreement

BANK OF CHINA, NEW YORK BRANCH,
as Joint Lead Arranger and Lender

By:	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Executive Vice President

Signature Page to Third Amended and Restated Revolving Credit Agreement

DBS BANK LTD.
as Joint Lead Arranger and Lender

By:	/s/ Lim Sok Hoon
	Name:	Lim Sok Hoon
	Title:	Assistant Vice President

Signature Page to Third Amended and Restated Revolving Credit Agreement

GOLDMAN SACHS BANK USA,
as Joint Lead Arranger and Lender

By:	/s/ Andrew B. Vernon
	Name:	Andrew Vernon
	Title:	Authorized Signatory

Signature Page to Third Amended and Restated Revolving Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION
as Joint Lead Arranger and Lender

By:	/s/ Balaji Rajgopal
	Name:	Balaji Rajgopal
	Title:	Managing Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

MIZUHO BANK, LTD.,
as Joint Lead Arranger and Lender

By:	/s/ Edward Sacks
	Name:	Edward Sacks
	Title:	Managing Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arranger and Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

Signature Page to Third Amended and Restated Revolving Credit Agreement

ROYAL BANK OF CANADA,
as Joint Lead Arranger and Lender

By:	/s/ Emilee Scott
	Name:	Emilee Scott
	Title:	Authorized Signatory

Signature Page to Third Amended and Restated Revolving Credit Agreement

SOCIÉTÉ GÉNÉRALE,
as Joint Lead Arranger and Lender

By:	/s/ Eric Kim
	Name:	Eric Kim
	Title:	Managing Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,
as Joint Lead Arranger, Issuing Bank, and Lender

By:	/s/ Kamila Ferraz Araujo
	Name:	Kamila Ferraz Araujo
	Title:	Director
Signature Page to Third Amended and Restated Revolving Credit Agreement

CITIBANK, N.A.,
as Joint Lead Arranger and Lender

By:	/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Vice President

Signature Page to Third Amended and Restated Revolving Credit Agreement

ING CAPITAL LLC,
as Joint Lead Arranger and Lender

By:	/s/ Subha Pasumarti
	Name:	Subha Pasumarti
	Title:	Managing Director

By:	/s/ Suela von Bargen
	Name:	Suela von Bargen
	Title:	Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
as Joint Lead Arranger, Issuing Bank, and Lender

By:	/s/ Joe Lattanzi
	Name:	Joe Lattanzi
	Title:	Managing Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arranger and Lender

By:	/s/ Omar Valdez
	Name:	Omar Valdez
	Title:	Executive Director
Signature Page to Third Amended and Restated Revolving Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as Joint Lead Arranger, Issuing Bank, and Lender

By:	/s/ Peter O'Neill
	Name:	Peter O'Neill
	Title:	Authorized Signatory

By:	/s/ Sarah Dixon
	Name:	Sarah Dixon
	Title:	Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

INTESA SANPAOLO S.P.A., NEW YORK BRANCH,
as Joint Lead Arranger and Lender

By:	/s/ Javier Richard Cook
	Name:	Javier Richard Cook
	Title:	Managing Director

By:	/s/ Jennifer Feldman Facciola
	Name:	Jennifer Feldman Facciola
	Title:	Business Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

BANCO SANTANDER, S.A., NEW YORK BRANCH
as Joint Lead Arranger and Lender

By:	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Managing Director

By:	/s/ Carolina Gutierrez
	Name:	Carolina Gutierrez
	Title:	Executive Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
as Joint Lead Arranger and Lender

By:	/s/ Cara Younger
	Name:	Cara Younger
	Title:	Managing Director

By:	/s/ Armen Semizian
	Name:	Armen Semizian
	Title:	Managing Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Joint Lead Arranger and Lender

By:	/s/ Andrew Sidford
	Name:	Andrew Sidford
	Title:	Managing Director

By:	/s/ Gordon Yip
	Name:	Gordon Yip
	Title:	Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

TRUIST SECURITIES, INC.,
as Joint Lead Arranger

By:	/s/ Michael Boone
	Name:	Michael Boone
	Title:	Director

TRUIST BANK
as Lender

By:	/s/ Lincoln LaCour
	Name:	Lincoln LaCour
	Title:	Director

Signature Page to Third Amended and Restated Revolving Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Emily Board
	Name:	Emily Board
	Title:	Vice President

Signature Page to Third Amended and Restated Revolving Credit Agreement

NATIXIS, NEW YORK BRANCH,
as Joint Lead Arranger, Issuing Bank and Lender

By:	/s/ James B. Kaiser
	Name:	James B. Kaiser
	Title:	Managing Director

By:	/s/ Eleanor Masinter
	Name:	Eleanor Masinter
	Title:	Vice President

Signature Page to Third Amended and Restated Revolving Credit Agreement

STANDARD CHARTERED BANK, NEW YORK,
as Joint Lead Arranger and Lender

By:	/s/ Matthew Davis
	Name:	Matthew Davis
	Title:	Executive Director, Financing Solutions
Signature Page to Third Amended and Restated Revolving Credit Agreement